SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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NCR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2006 ANNUAL MEETING

AND PROXY STATEMENT

March 10, 2006

Dear Fellow NCR Stockholder:

I am pleased to invite you to attend NCR’s 2006 Annual Meeting of Stockholders on April 26, 2006. The meeting will begin promptly at 9:00 a.m. local time in the Auditorium of NCR’s World Headquarters Building located at 1700 South Patterson Boulevard in Dayton, Ohio.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and gives information about our director candidates and general corporate governance matters. A form of proxy for voting at the meeting and our 2005 annual report to stockholders are included with this booklet.

Bill Nuti, NCR’s Chief Executive Officer, and I look forward to sharing more information with you about NCR at the annual meeting. If you plan to attend, please complete and return to NCR the meeting reservation request form printed on the back of this booklet.

Your vote is important. Whether or not you plan to attend the annual meeting, I urge you to authorize your proxy as soon as possible so that your stock may be represented at the meeting.

Sincerely,

James Ringler

Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF NCR CORPORATION

Time:

9:00 a.m. local time

Date:

Wednesday, April 26, 2006

Place:

Auditorium at NCR’s World Headquarters Building

1700 South Patterson Blvd.

Dayton, Ohio 45479

Purpose:

•	Elect two Class A directors to hold office for three-year terms and until their successors are duly elected and qualified;

•	Consider and vote upon the appointment of the Company’s independent registered public accounting firm for 2006;

•	Consider and vote upon the NCR Management Incentive Plan;

•	Consider and vote upon the NCR Stock Incentive Plan;

•	Consider and vote upon the NCR Employee Stock Purchase Plan; and

•	Transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

Other Important Information:

•	Registered stockholders of NCR common stock at the close of business on February 13, 2006, may vote at the meeting.

•	Your shares cannot be voted unless they are represented by proxy or in person by the record holder at the meeting. Even if you plan to attend the meeting, please authorize your proxy.

By order of the Board of Directors,

Jonathan S. Hoak

Senior Vice President,

General Counsel and Secretary

March 10, 2006

NCR Corporation

1700 South Patterson Blvd.

Dayton, Ohio 45479

PROXY STATEMENT

GENERAL INFORMATION

We are delivering these proxy materials to solicit proxies on behalf of the Board of Directors of NCR Corporation, a Maryland corporation (which we refer to as “NCR,” the “Company,” “we,” or “us”), for the 2006 Annual Meeting of Stockholders, including any adjournment or postponement. The meeting will be held at 9:00 a.m. local time, on April 26, 2006, in Dayton, Ohio.

Starting March 20, 2006, we are mailing this proxy statement, together with a notice of meeting, form of proxy and voting instruction card (“proxy card”) and the Company’s annual report for the year ended December 31, 2005, to stockholders entitled to vote at the meeting.

Stockholders Entitled to Vote at the Meeting

If you are a registered stockholder at the close of business on the record date for the meeting, February 13, 2006, you are entitled to vote at the meeting. There were 181,802,178 shares of common stock outstanding on the record date. You will have one vote on each matter properly brought before the meeting for each share of NCR common stock you own.

Delivery of Voting Materials

As we did last year, we are taking advantage of the householding rules adopted by the U.S. Securities and Exchange Commission (“SEC”) that permit us to deliver only one set of disclosure materials (such as a proxy statement and annual report) to stockholders who share an address, unless otherwise requested. This program allows us to reduce the expense of delivering duplicate disclosure materials to our stockholders who may have more than one stock account or who share an address with another NCR stockholder. We will continue to send a separate proxy card for each stockholder residing at a shared address. If you are a registered stockholder (owning your stock directly and not through a nominee such as a bank or broker) who receives multiple copies of NCR’s annual report and proxy statement, you are encouraged to indicate your consent to the householding of future investor communications by answering “yes” to the Householding Election question on your proxy card.

If you own NCR common stock beneficially through a nominee (such as a bank or broker), information regarding householding of disclosure materials should be forwarded to you by your nominee.

Electronic Access to Proxy Materials and Annual Report

This proxy statement and NCR’s 2005 annual report to stockholders are available on the following Internet sites: http://investor.ncr.com/downloads/2006proxy.pdf (proxy statement) and http://investor.ncr.com/downloads/ncr2005ar.pdf (annual report). Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. In addition, the SEC has proposed rules to permit the delivery of proxy materials electronically. If these rules are adopted, NCR intends to take advantage of the cost savings and other benefits of electronic delivery.

If you are a registered stockholder, you can choose to access your disclosure materials electronically and save the Company the cost of producing and mailing these documents by following the instructions provided at http://www.icsdelivery.com/ncr or by following the prompt if you choose to authorize your proxy over the Internet. If you hold your NCR stock in nominee name (such as through a bank or broker), please review the information provided by your nominee for instructions on how to elect to view future proxy statements and annual reports over the Internet.

How to Obtain a Separate Set of Voting Materials

If you have multiple NCR common stock record accounts and/or share an address with a family member who is an NCR stockholder and have received only one annual report and proxy statement, you may write or call us at 1700 S. Patterson Boulevard, Attn: Investor Relations, Dayton, Ohio 45479 (phone: 937-445-5905), to request separate copies of these materials at no cost to you. For future annual meetings, you may request separate disclosure materials by contacting our mailing agent, ADP-Investor Communications Services, at 51 Mercedes Way, Attn: Householding Department, Edgewood, New York 11717 (phone: 800-542-1061).

How to Vote Your Shares

Your vote is important. Your shares can be voted at the annual meeting only if you are present in person or represented by proxy. Even if you plan to attend the meeting, we urge you to authorize your proxy in advance. We encourage you to authorize your proxy electronically by going to the http://www.proxyvote.com web site or by calling the toll-free number (for residents of the United States and Canada) listed on your proxy card. Please have your proxy card in hand when going online or calling. If you authorize your proxy electronically, you do not need to return your proxy card. If you choose to authorize your proxy by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided.

If you hold your shares beneficially in street name through a nominee (such as a bank or broker), you may be able to authorize your proxy by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

How to Revoke Your Proxy

You may revoke your proxy at any time before it is voted at the meeting by:

•	properly executing and delivering a later-dated proxy (including a telephone or Internet proxy authorization);

•	voting by ballot at the meeting; or

•	sending a written notice of revocation to the inspectors of election in care of the Corporate Secretary of the Company at the address listed above.

Voting at the Annual Meeting

The method by which you vote will in no way limit your right to vote at the meeting if you later decide to vote in person at the meeting. If you hold your shares in street name, you must obtain a proxy executed in your favor from your nominee (such as a bank or broker) to be able to vote at the meeting.

Your shares will be voted at the meeting as directed by the instructions on your proxy card, voting instructions or electronic proxy if: (1) you are entitled to vote, (2) your proxy was properly executed, (3) we received your proxy prior to the annual meeting, and (4) you did not revoke your proxy prior to the meeting.

The Board’s Recommendations

If you send a properly executed proxy without specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board of Directors:

•	FOR the election of each of the Class A director nominees (see page 7);

•	FOR approval of the appointment of the Company’s independent registered public accounting firm for 2006 (see page 37);

•	FOR approval of the NCR Management Incentive Plan (see page 38);

•	FOR approval of the NCR Stock Incentive Plan (see page 41); and

•	FOR approval of the NCR Employee Stock Purchase Plan (see page 47).

Voting Shares Held in the NCR Savings Plan

If you are a participant in the NCR Savings Plan, your proxy includes any NCR common stock allocated to your plan account. The trustee of this plan will vote the number of shares allocated to your account according to your instructions. If you do not vote your shares in the NCR Savings Plan as instructed above, the trustee will vote unallocated shares, and any allocated shares for which voting instructions are not timely received, in the same proportion of “For” and “Against” votes as the shares for which voting instructions were timely received.

Voting Shares Held Under the NCR Direct Stock Purchase and Sale Plan

If you are a participant in the direct stock purchase and sale plan (the “DSPP”) administered by our transfer agent, Mellon Investor Services, for NCR, your proxy includes the NCR common stock held in your DSPP account. Mellon, as the DSPP administrator, is the stockholder of record of that plan and will not vote those shares unless you provide it with instructions, which you may do over the Internet, by telephone, or by mail using your proxy card.

Votes Required to Approve Each Item

The presence at the meeting (in person or by proxy) of the holders of at least a majority of the shares outstanding on the record date, the close of business on February 13, 2006, is necessary to have a quorum allowing us to conduct business at the meeting. A majority of the votes cast (in person or by proxy) is required to elect directors, to approve the appointment of our independent registered public accounting firm, and to approve the NCR Management Incentive Plan. In order for the NCR Stock Incentive Plan and the NCR Employee Stock Purchase Plan to be approved under the rules of the New York Stock Exchange: (i) more than 50% of the outstanding common stock must cast a vote on the proposal, and (ii) a majority of the votes cast must vote “FOR” the proposal. Broker “non-votes” and abstentions are not votes cast under Maryland law and, therefore, will have no effect on the outcome of the vote for the election of directors, the approval of the appointment of our independent registered public accounting firm or any other item. Broker “non-votes” occur when a broker returns a properly executed proxy but does not vote on a particular item because the broker does not have the authority to vote on a non-routine proposal because it has not received voting instructions from the beneficial owner.

Annual Meeting Admission

You may attend the meeting if you are a registered stockholder, a proxy for a registered stockholder, or a beneficial owner of NCR common stock with evidence of ownership. If you plan to attend the meeting in person, please complete and return to NCR’s Corporate Secretary the meeting reservation request form printed on the back of this booklet. If you are not a record stockholder, please include evidence of your ownership of NCR stock with the form (such as an account statement showing you own NCR stock as of the record date). If you do not have a reservation for the meeting, you may still attend if we can verify your stock ownership at the meeting.

We will include the results of the votes taken at the meeting in NCR’s next quarterly report filed with the SEC. You may also find information on how to obtain a full transcript of the meeting in that quarterly report or by writing to NCR’s Corporate Secretary at NCR Corporation, 1700 South Patterson Blvd., Dayton, Ohio 45479.

2-for-1 Stock Split

On January 21, 2005, the Company completed a 2-for-1 stock split of the Company’s common stock in the form of a 100% stock dividend for stockholders of record on December 31, 2004 (the “Stock Split”). All references to numbers of shares and per share amounts in this proxy statement reflect the Stock Split.

Uncertificated Shares

On January 25, 2006, the Board of Directors approved an amendment and restatement of the Company’s Bylaws which, among other things, allows the Company to issue uncertificated shares of stock. As a result of a resolution adopted by the Board of Directors, the Company will no longer issue stock certificates. However, stockholders whose shares are uncertificated will have all of the same rights as stockholders who were previously issued stock certificates and whose shares continue to be represented by certificates.

STOCK OWNERSHIP

Ownership by Officers and Directors

This table shows the NCR common stock beneficially owned as of January 31, 2006 by each executive officer named in the Summary Compensation Table found below on page 22, and each non-employee director and the current directors and current executive officers as a group. As of that date, the directors and executive officers as a group beneficially owned 1.1% of NCR stock.

Name	Total Shares Beneficially Owned(1)	Shares Covered by Options(2)
Current Non-Employee Directors
Edward P. Boykin, Director	61,099	36,000
Mark Frissora, Director(3)	32,400	16,000
Linda Fayne Levinson, Director	98,977	78,946
Victor L. Lund, Director	39,628	24,000
C.K. Prahalad, Director	112,574	78,946
James M. Ringler, Director(4)	64,610	64,610
William Stavropoulos, Director	96,377	62,000
Current Named Executive Officers
William R. Nuti, Director and Officer(5)	85,000	0
Gerald Gagliardi, Officer(6)	168,725	127,716
Jonathan S. Hoak, Officer	269,212	227,046
Michael Koehler, Officer	159,523	39,580
Peter Bocian, Officer(7)	78,705	53,150
Former Director and Named Executive Officer
Mark V. Hurd(8)	0	0
Current Directors and Current Executive Officers as a Group (17 persons)	1,969,745	1,357,066

(1)	Some of NCR’s executive officers and directors own fractional shares of NCR stock. For purposes of this table, all fractional shares have been rounded to the nearest whole number. This column also includes the following shares granted to directors that were deferred pursuant to such directors’ election until the time of the respective director’s departure from the Board: Mr. Boykin, 17,099 shares; Mr. Lund, 11,628 shares; and Mr. Stavropoulos, 20,377 shares.
(2)	This column shows those shares the officers and directors or their family members have the right to acquire through stock option exercises within 60 days after January 31, 2006. These shares are also included in the Total Shares Beneficially Owned column. For officers who are eligible for a “retirement” under the Company’s benefit plans, this includes the following options that would accelerate upon such a retirement: Mr. Gagliardi, 29,620 shares; and Mr. Hoak, 20,619 shares.
(3)	Includes an aggregate of 280 shares held by Mr. Frissora’s sons as to which he disclaims any beneficial interest.
(4)	Mr. Ringler served as President and Interim Chief Executive Officer from March 30, 2005, to August 7, 2005.
(5)	Mr. Nuti became President and Chief Executive Officer and a director of the Company on August 7, 2005.
(6)	Mr. Gagliardi resigned from his position as Senior Vice President, Worldwide Customer Services, as of February 28, 2006, and will retire from NCR on April 1, 2006.
(7)	Includes 272 shares of restricted stock and 12,957 shares covered by exercisable options held by Mr. Bocian’s wife.
(8)	Mr. Hurd resigned as a director and Chief Executive Officer as of March 30, 2005.

Other Beneficial Owners of NCR Stock

To the Company’s knowledge, the following stockholders beneficially own more than 5% of the Company’s outstanding stock.

Name and Address of Beneficial Owner	Total Number of Shares		Percent of Class
FMR Corp. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . 82 Devonshire Street Boston, Massachusetts 02109	20,001,680	(1)	10.89%

Dodge & Cox . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . 555 California Street, 40th Floor San Francisco, California 94104	14,583,790	(2)	7.9%

(1)	Information is as of December 31, 2005 and is based upon a Schedule 13G filed by FMR Corp. (“FMR”) and others with the SEC on January 10, 2006 that states the following:

•	Fidelity Management & Research Company (“Fidelity), a wholly-owned subsidiary of FMR, is the beneficial owner of 19,537,100 shares as a result of acting as investment adviser to various investment companies.

•	Edward C. Johnson 3d, Chairman of FMR, and FMR, through its control of Fidelity, and the funds each has sole power to dispose of the 19,537,100 shares owned by Fidelity.

•	Members of the family of Edward C. Johnson 3d are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR.

•	Fidelity Management Trust Company, a wholly-owned subsidiary of FMR, is the beneficial owner of 403,369 shares as a result of its serving as investment manager of institutional account(s). Edward C. Johnson 3d and FMR, through its control of Fidelity Management Trust Company, each has sole dispositive power over these 403,369 shares, or 0.220% of the Common Stock outstanding of NCR, and sole power to vote or to direct the voting of 311,469 shares, and no power to vote or to direct the voting of 91,900 of these shares of Common Stock owned by the institutional account(s) as reported above.

•	Strategic Advisers, Inc., a wholly-owned subsidiary of FMR, provides investment advisory services to individuals. As such, FMR’s beneficial ownership includes 4,111 shares, or 0.002%, of the Common Stock outstanding of NCR, beneficially owned through Strategic Advisers, Inc.

•	Fidelity International Limited (“FIL”), is the beneficial owner of 57,100 shares, or 0.031% of the Common Stock outstanding of NCR. A partnership controlled predominantly by members of the family of Edward C. Johnson 3d, chairman of FMR and FIL, or trusts for their benefit, owns shares of FIL voting stock with the right to cast approximately 38% of the total votes which may be cast by all holders of FIL voting stock. FMR and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals. FMR and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934 and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d). However, FMR has made the filing on Schedule 13G on a voluntary basis as if all the shares are beneficially owned by FMR on a joint basis.

(2)	Information is based upon the Schedule 13G/A, dated February 3, 2006, filed by Dodge & Cox with the SEC. According to this filing, Dodge & Cox, as an investment adviser, has sole power to dispose or direct the disposition (“dispositive power”) of all of these shares, has sole power to vote or to direct the vote (“voting power”) over 13,676,490 shares, and has shared voting power over 152,800 shares.

STOCK PERFORMANCE GRAPH

The following graph compares the relative investment performance of NCR stock, the Standard & Poor’s 500 Stock Index, and the Standard & Poor’s Technology Sector Index. This graph covers the five-year period from December 31, 2000, through December 31, 2005.

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
NCR	$100.00	$75.03	$48.33	$78.98	$140.93	$138.18
S&P 500 Stock Index	$100.00	$88.11	$68.64	$88.33	$97.94	$102.75
S&P Technology Sector	$100.00	$74.13	$46.40	$68.31	$70.06	$70.75

(1)	In each case, assumes a $100 investment on December 31, 2000, and reinvestment of all dividends, if any.

ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

The Board of Directors is currently divided into three classes. Directors hold office for staggered terms of three years (or less if they are filling a vacancy) and until their successors are elected and qualified. One of the three classes is elected each year to succeed the directors whose terms are expiring. As of the 2006 annual meeting, the terms for the directors in Classes A, B and C of the Board of Directors expire in 2006, 2007, and 2008, respectively.

Proxies solicited by the Board will be voted for the election of the nominees, unless you withhold your vote on your proxy. The Board has no reason to believe that these nominees will be unable to serve. However, if one of them should become unavailable, the Board may reduce the size of the Board or designate a substitute nominee. If the Board designates a substitute, shares represented by proxies will be voted for the substitute nominee.

The Board recommends that you vote FOR each of the following nominees for election as a director.

Class A—Terms Expiring in 2006:

William R. Nuti, 42, is our President and Chief Executive Officer. Before joining NCR in August 2005, Mr. Nuti served as President and CEO of Symbol Technologies, Inc., an information technology company (“Symbol Technologies”). Prior to that, he was Chief Operating Officer of Symbol Technologies. Mr. Nuti joined Symbol Technologies in 2002 following 10 years at Cisco Systems where he held positions of increasing responsibility, advancing to the dual role of senior vice president of the company’s Worldwide Service Provider Operations and U.S. Theater Operations. Prior to his Cisco experience, Mr. Nuti held sales and management positions at IBM, Netrix Corporation and Network Equipment Technologies. Mr. Nuti became a director of NCR on August 7, 2005.

James M. Ringler, 60, served as Vice Chairman of Illinois Tool Works Inc., a multi-billion dollar diversified manufacturer of highly engineered components and industrial systems, from 1999 until 2004. Prior to joining Illinois Tool Works, from 1997 to 1999, Mr. Ringler was Chairman of Premark International, Inc. (“Premark”), a large, diversified manufacturing company serving the food equipment, builder products and consumer durable markets. He also served as Premark’s Chief Executive Officer from 1995 to 1999, and prior to that as its President and Chief Operating Officer. Mr. Ringler was a director of Premark from 1990 until it merged with Illinois Tool Works in 1999. Mr. Ringler serves as a director of Autoliv Inc., The Dow Chemical Company, FMC Technologies, Inc., and Corn Products International, Inc. He joined NCR’s Board of Directors on November 1, 2003.

Directors Whose Terms of Office Continue

Class B—Terms Expiring in 2007:

Edward P. “Pete” Boykin, 67, served as the President and Chief Operating Officer of Computer Sciences Corporation (“CSC”), an information technology services company he joined in 1966, from July 2001 to June 2003. From 1998 to 2001, he held a number of senior management positions at CSC, including group president of its Financial Services Group from 1999 to 2001 and vice president of its Technology Management Group from 1998 to 1999. From 1996 to 1998, Mr. Boykin was President of The Pinnacle Alliance, a CSC-managed organization providing information technology outsourcing and other services to J.P. Morgan. Mr. Boykin became a director of NCR on June 5, 2002.

Linda Fayne Levinson, 64, was a partner at GRP Partners, a private equity investment fund investing in start-up and early-stage retail and electronic commerce companies, from 1997 to December 2004. From 1994 to 1999, she was President of Fayne Levinson Associates, an independent consulting firm. Ms. Levinson has also served as an executive with Creative Artists Agency Inc. and as a partner in the merchant banking operations of Alfred Checchi Associates, Inc. She is also a director of Jacobs Engineering Group Inc. and Ingram Micro Inc. Ms. Levinson became a director of NCR on January 1, 1997.

Victor L. Lund, 58, served from May 2002 to December 2004 as the non-executive Chairman of the Board of Mariner Health Care, Inc., a long-term health care services company. He previously served as Vice Chairman of Albertson’s, Inc., a food and drug retailer, from June 1999 until June 2002. Mr. Lund served as Chairman of the Board of American Stores Company from 1995 until its acquisition by Albertson’s in June 1999, and as Chief Executive Officer of American Stores Company from 1992 until 1999. He was President of American Stores Company from 1992 until 1995. Prior to joining American Stores Company in 1977, Mr. Lund was a practicing certified public accountant. He also serves on the boards of Borders Group, Inc., Del Monte Foods Company, and Service Corporation International. Mr. Lund became a director of NCR on April 23, 2003.

Class C—Terms Expiring in 2008:

Mark P. Frissora, 50, became Chairman and Chief Executive Officer of Tenneco Inc. (“Tenneco”) in March 2000, after serving as its President and Chief Executive Officer from November 1999 until that time. From March to November 1999, he was President, Worldwide Operations, at Tenneco’s automotive subsidiary, and also served as that company’s Senior Vice President and General Manager, Worldwide Original Equipment, from 1998 until March 1999. Mr. Frissora is a director of Tenneco and FMC Corporation, and became a director of NCR on June 5, 2002.

C.K. Prahalad, 63, is the Paul and Ruth McCracken Distinguished University Professor at The Ross School of Business, University of Michigan. Mr. Prahalad is a nationally recognized specialist in corporate strategy and the role of top management in large, diversified, multi-national corporations. From 2000 to 2002, he was Chairman of PRAJA, Inc., a software company located in San Diego, California. He is also a director of Hindustan Lever Limited, India, and World Resources Institute, Washington, D.C., a non-governmental organization. Mr. Prahalad became a director of NCR on January 1, 1997.

William S. Stavropoulos, 66, has been Chairman of the Board of Directors and Chairman of the Executive Committee of The Dow Chemical Co. (“Dow Chemical”), a chemical and plastics producer, since November 2000. He has announced his retirement as Chairman and director of Dow Chemical, effective April 1, 2006. He served as Chief Executive Officer of Dow Chemical from 2002 to November 1, 2004, and Chairman of the Executive Committee of Dow Chemical from December 2000 to December 2002. From 1995 until November 2000, he was the President and Chief Executive Officer of Dow Chemical. In addition, he is a director of BellSouth Corporation, Chemical Financial Corporation, and Maersk Inc., and is a trustee of the Fidelity Group of Funds. Mr. Stavropoulos became a director of NCR on January 1, 1997.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

The Board of Directors oversees the overall performance of the Company on your behalf. Members of the Board stay informed of the Company’s business through discussions with the Chief Executive Officer and other members of management and staff, by reviewing materials provided to them, and by participating in regularly scheduled Board and committee meetings. The Board met 13 times last year. In 2005, all of the directors, except for Mr. Prahalad, attended 75% or more of the total number of meetings of the Board and the committee(s) on which he or she serves.

Corporate Governance

NCR’s Board of Directors is elected by the stockholders to govern the business and affairs of the Company. The Board selects the senior management team, which is charged with conducting the Company’s business. Having selected the senior management team, the Board acts as an advisor to senior management and monitors its performance. The Board reviews the Company’s strategies, financial objectives and operating plans. It also plans for management succession of the Chief Executive Officer, as well as other senior management positions, and oversees the Company’s compliance efforts.

To help discharge its responsibilities, your Board of Directors has adopted Corporate Governance Guidelines on significant corporate governance issues. These guidelines address such matters as director independence, committee membership and structure, meetings and executive sessions, director selection, retirement, and training, among other things. The Board’s Corporate Governance Guidelines are found on NCR’s corporate governance web page at http://www.ncr.com/corpgovernance/guidelines.htm. You may obtain a written copy of these guidelines, or any of the Board’s committee charters, by writing to NCR’s Corporate Secretary at the address listed on page 15 of this proxy statement. The Board’s independent directors meet regularly in executive session and, as provided in the Corporate Governance Guidelines, the Board of Directors has selected the Chairman of the Board to preside at its executive sessions during 2006.

In connection with its Corporate Governance Guidelines, the Board of Directors has established independence standards. In general, the Board shall determine whether a director is considered independent, taking into account the following factors, in addition to those other factors it may deem relevant. No director may qualify as independent unless the Board affirmatively determines that he or she has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with NCR). In addition, the director or director candidate:

•	cannot have been an employee of the Company or any of its affiliates, or affiliated with the Company, within the past five years;

•	cannot have been affiliated with or an employee of the Company’s present or former independent auditors or its affiliates for at least five years after the end of such affiliation or auditing relationship;

•	cannot have been in the past five years a paid advisor, service provider or consultant to the Company or any of its affiliates or to an executive officer of the Company or an employee or owner of a firm that is such a paid advisor, service provider or consultant;

•	cannot, directly or indirectly, have a material relationship (such as being an executive officer, director, partner, or significant stockholder) with a significant customer or supplier of the Company, and in no case may the director be an executive officer or employee of another company that in the previous three years made payments to or received payments from the Company in a fiscal year exceeding the greater of $1 million or 2% of the other company’s consolidated gross revenues;

•

cannot be an executive officer or director of a foundation, university or other non-profit entity receiving significant contributions from the Company, including contributions in the previous three years that, in any single fiscal year, exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues;

•	cannot have been employed as an executive officer by another corporation that has (or had) an executive officer of the Company on its board of directors during the past five years;

•	cannot for the past five years have received any compensation, consulting, advisory or other fees from the Company, other than director compensation and expense reimbursement or compensation for prior service that is not contingent on continued service;

•	cannot be or have been for the past five years, a member of the immediate family of (i) an officer of the Company, (ii) an individual who receives more than $100,000 per year in direct compensation from the Company, other than compensation for prior service that is not contingent on continued service, (iii) an individual affiliated with or an employee of the Company’s present or former independent auditors or its affiliates, (iv) an individual who is an executive officer of another company that has (or had) an executive officer of the Company on its board of directors, (v) an executive officer of a company that has made payments to, or received payments from, the Company in a fiscal year that exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues, or (vi) any director who is not considered an independent director.

NCR’s Board of Directors has determined that all of the Company’s directors, except Mr. Nuti, meet these independence standards.

Committees of the Board

NCR’s Board of Directors has four committees: the Audit Committee, the Compensation and Human Resource Committee, the Committee on Directors and Governance, and the Executive Committee.

Audit Committee:    The Audit Committee is the principal agent of the Board of Directors in overseeing (i) the quality and integrity of the Company’s financial statements, (ii) the assessment of financial risk and risk management programs, (iii) the independence, qualifications, and performance of the Company’s independent registered public accounting firm, (iv) the performance of the Company’s internal auditors, and (v) the integrity of management and the quality and adequacy of disclosures to stockholders. The committee also:

•	is solely responsible for hiring and terminating the Company’s independent registered public accounting firm and pre-approving all audit, as well as any audit-related, tax and other non-audit services, to be performed by the independent registered public accounting firm;

•	reviews and discusses with NCR’s independent registered public accounting firm their quality control procedures and the Company’s critical accounting policies and practices;

•	regularly reviews the scope and results of audits performed by the Company’s independent registered public accounting firm and internal auditors;

•	meets with management to review the adequacy of the Company’s internal control framework and its financial, accounting, reporting and disclosure control processes;

•	reviews the Company’s periodic SEC filings and quarterly earnings releases;

•	reviews and discusses with the Company’s Chief Executive and Financial Officers the procedures they followed to complete their certifications in connection with NCR’s periodic filings with the SEC; and

•	discusses management’s plans with respect to the Company’s major financial risk exposures.

All three of the Audit Committee members are independent and financially literate as determined by the Board under applicable SEC and New York Stock Exchange (“NYSE”) standards. In addition, the Board has determined that Messrs. Boykin and Lund are “audit committee financial experts,” as defined under SEC regulations. No member of the committee may receive any compensation, consulting, advisory or other fee from the Company, other than Board compensation described below under the caption

“Compensation of Directors,” as determined in accordance with applicable SEC and NYSE rules. Members serving on the Audit Committee are limited to serving on two other audit committees of public companies, unless the Board of Directors evaluates and determines that these other commitments would not impair his or her effective service to the Company.

A more detailed discussion of the committee’s mission, composition, and responsibilities is contained in the Audit Committee Charter, which was adopted as revised by the Board of Directors in January 2004. A copy of this charter can be found on NCR’s corporate governance web page at http://www.ncr.com/corpgovernance/corpgov_board_charters.htm.

Compensation and Human Resource Committee: This committee reviews and approves the Company’s total compensation goals, objectives and programs covering executive officers and key management employees as well as the competitiveness of NCR’s total executive officer compensation practices. The committee also:

•	evaluates and reviews the performance levels of NCR’s executive officers and determines base salaries and equity and incentive awards for such officers;

•	discusses its evaluation of, and determination of compensation to, the Chief Executive Officer at executive session of the Board of Directors;

•	reviews and approves NCR’s executive compensation plans;

•	reviews management’s proposals to make significant organizational changes or significant changes to existing executive officer compensation plans; and

•	oversees NCR’s plans for management succession and development.

This committee is composed entirely of independent directors, although one member of the committee, Mr. Ringler, does not qualify as a “non-employee director” for certain purposes under Rule 16b-3 of the Securities Exchange Act of 1934, or as an “outside director” as defined in Section 162(m) of the Internal Revenue Code. Mr. Ringler does not participate in committee votes pertaining to plan design and compensation decisions under plans intended to be compliant with Rule 16b-3 or Section 162(m). A more detailed discussion of the committee’s mission, composition, and responsibilities is contained in the Compensation and Human Resource Committee Charter, which was adopted as revised by the Board of Directors in January 2006. A copy of this charter can be found on NCR’s corporate governance web page at http://www.ncr.com/corpgovernance/corpgov_board_charters.htm.

Committee on Directors and Governance:    This committee is responsible for reviewing the Board’s corporate governance practices and procedures and the Company’s ethics and compliance program, and:

•	establishes procedures for evaluating the performance of the Board of Directors and oversees such evaluation;

•	reviews and makes recommendations to the Board concerning director compensation; and

•	reviews the composition of NCR’s Board of Directors and the qualifications of persons identified as prospective directors, recommends the candidates to be nominated for election as directors, and, in the event of a vacancy on the Board, recommends any successors.

The Committee on Directors and Governance is composed entirely of independent directors, and with the Board, recommended this year’s director nominees. A more detailed discussion of the committee’s mission, composition, and responsibilities is contained in the Committee on Directors and Governance Charter, which was adopted by the Board of Directors as amended in January 2003. A copy of this charter can be found on NCR’s corporate governance web page at http://www.ncr.com/corpgovernance/corpgov_board_charters.htm.

Executive Committee:    This committee has the authority to exercise all powers of the full Board of Directors, except those prohibited by applicable law, such as amending the Bylaws or approving a merger that requires stockholder approval. This committee meets between regular Board meetings if urgent action is required.

Board Committee Membership

Name	Executive Committee		Compensation and Human Resource Committee		Audit Committee		Committee on Directors and Governance
James Ringler	X	*	X
Edward (Pete) Boykin	X				X	*
Mark Frissora			X
Linda Fayne Levinson	X		X	*			X
Victor Lund					X
William R. Nuti	X
C.K. Prahalad	X				X		X	*
William Stavropoulos							X
Number of meetings in 2005	0		8		9		4

*Chair

Compensation of Directors

NCR has a director compensation program for its non-employee directors. Directors who are employees of the Company receive no additional compensation for their services as directors. Each of NCR’s non-employee directors receives an annual retainer which is payable for the year beginning on the date of NCR’s annual meeting and ending on the day before the next such meeting. All non-employee directors, other than the non-executive Chairman of the Board, receive an annual retainer of $40,000. The annual retainers are payable quarterly in equal installments as long as the director is still serving on NCR’s Board. If a director resigns or is terminated, he or she will forfeit any future installments of the annual retainer. Committee chairs receive an additional annual retainer of $5,000, except that the Chair of the Audit Committee receives an additional annual retainer of $12,000, and as of April 27, 2005, the Chair of the Compensation and Human Resource Committee also receives an additional annual retainer of $12,000.

Lars Nyberg was appointed non-executive Chairman of the Board in March 2003, and as such he received an annual retainer of $225,000 until his service as Chairman of the Board ended as of July 27, 2005. Mr. Nyberg resigned from the Board as of October 26, 2005.

Mr. Ringler was appointed Chairman of the Board on July 27, 2005. As additional compensation for his services as Chairman of the Board, Mr. Ringler received a retainer in the amount of $225,000 for the period from August 8, 2005, through October 31, 2005, and a monthly retainer of $20,000 for the period from November 1, 2005, through the date of NCR’s 2006 annual meeting. Mr. Ringler did not receive any additional compensation for his services as a director or Chairman during the period in which he served as President and Interim Chief Executive Officer.

The non-employee directors may elect to receive all or a portion of their annual retainers in NCR stock instead of cash. In addition, a director may choose to defer receipt of this stock (a) until he or she is no longer a director, (b) until five or ten years after it is payable, or (c) in one to five equal annual installments, beginning either the year after the retainer is earned, or the year following the date of termination as a director.

The Company maintains stock unit accounts based on NCR stock for deferred stock payments. Dividend payments on NCR stock equivalents, if any, will be reinvested in additional deferred stock units. Deferred stock payments may be paid in cash or in stock.

Prior to April 27, 2005, non-employee directors received a meeting fee of $1,500 for each regular Board or committee meeting attended and each special Board meeting attended. On April 27, 2005, the Board’s Committee on Directors and Governance exercised its discretion to increase the meeting fees payable to directors to $2,000 per meeting. If a committee holds a special meeting, the committee chair will determine if the meeting is subject to the meeting fee. In 2005, meeting fees were paid for all special meetings held during the year. The meeting fees, which may be deferred in the same manner as the annual retainers, are paid one quarter in arrears. NCR also pays or reimburses the directors’ expenses for attending Board and committee meetings. Our corporate aircraft is sometimes used to transport directors to and from these meetings, and directors are permitted to bring their spouses with them during such trips. In 2005, spouse travel occurred on 3 occasions. In addition, Mr. Ringler is permitted to use the corporate aircraft for additional personal travel and will receive related tax gross-up payments to cover federal and state income taxes associated with such usage, subject to limits established by the Board of Directors. During 2005, Mr. Ringler’s personal use of the corporate aircraft did not exceed the limit established by the Board, and is more fully described in the “Non-Employee Director Compensation Table for 2005” table on page 14 of this proxy statement and the “Executive Compensation” section on pages 22-26 of this proxy statement.

Each non-employee director who joins the Board receives an initial grant of NCR common stock with a value that is currently equal to each such director’s annual retainer fee. These directors have the option of receiving this stock immediately or deferring receipt in the same manner available for deferring their annual retainers; however, these deferred stock accounts are paid only in stock. If deferred, a stock unit account is maintained for each participating director.

In addition, NCR also pays a portion of director compensation in stock options. Each non-employee director receives stock option grants effective on the date of the annual meeting for a number of shares of NCR common stock as determined by the Committee on Directors and Governance in its discretion, based on a review of competitive data. The options have an exercise price of the fair market value of the stock on the grant date, are fully vested on the grant date, and are exercisable for ten years. Due to his service as President and Interim Chief Executive Officer at the time of the 2005 stock option grants to directors, Mr. Ringler did not receive a 2005 stock option grant in connection with his service as a director. The Committee on Directors and Governance may also, in its discretion, grant shares of Company stock to directors in conjunction with the annual option grants. If granted, the stock is free of restrictions. Eligible directors may elect to defer receipt of this stock in the same manner available for deferring their annual retainers.

In 2005, each non-employee director other than Messrs. Nyberg and Ringler received 4,000 shares of NCR common stock and options for 8,000 shares of stock.

The following table provides information on fiscal 2005 compensation for our non-employee directors:

Non-Employee Director Compensation Table for 2005

Name	Annual retainers and meeting fees (1)	Stock Awards $ (2)	Option Awards $ (3)	Non-Stock Incentive Plan Compensation	All Other Compensation (4)
Edward P. “Pete” Boykin	$92,000	131,440	104,480	$0	$0
Mark P. Frissora	$70,500	131,440	104,480	$0	DM
Linda Fayne Levinson	$95,250	131,440	104,480	$0	$0
Victor L. Lund	$83,500	131,440	104,480	$0	$0
C.K. Prahalad	$78,000	131,440	104,480	$0	$0
James M. Ringler(5)	$299,984	0	0	$0	$23,479
William S. Stavropoulos	$69,500	131,440	104,480	$0	DM

(1)	Amounts shown represent the cash value of the annual retainers and meeting fees earned by the directors in 2005. Directors may elect to receive these payments in the form of cash or common stock. In the event a director elects to receive payment in the form of stock, he or she may further elect to receive such stock currently or at a future specified date.
(2)	Amounts shown represent the dollar value of stock awards on the date upon which such stock was granted. These amounts are based on a stock price of $32.86 on April 27, 2005. Each non-employee director, other than Mr. Ringler, received a grant of 4,000 shares of NCR common stock on April 27, 2005.
(3)	On April 27, 2005, each non-employee director other than Mr. Ringler received options for 8,000 shares of NCR common stock. The options vested immediately upon grant and are exercisable for a period of ten years. This column utilizes the Black-Scholes option pricing model to estimate the present value of the options on the grant date. NCR’s use of this model for this limited purpose should not be construed as an endorsement of its accuracy at valuing options. The following assumptions were made for purposes of calculating the present values of the options listed in this column: volatility of 35.5%, dividend yield of 0%, an expected term of 5.5 years, and an interest rate of 3.91% based on April 27, 2005, the actual date of the grant.
(4)	The only perquisite offered to our directors other than Mr. Ringler is the ability of our directors to bring their spouses with them on the corporate aircraft when traveling to a meeting. In 2005, this occurred on three occasions. The incremental cost to the company of the provision of this perquisite is limited to items such as food and beverages provided to a director’s spouse on a flight. It is not reasonably practical to quantify these amounts precisely, but they are known to be de minimis and are represented by the notation “DM” in this table, in the rows corresponding to the appropriate non-employee director. The amount set forth with respect to Mr. Ringler represents the incremental cost to the Company of Mr. Ringler’s personal use of the corporate aircraft during his service as a non-employee director and related tax gross-up amounts paid by the Company within the limits established by the Board of Directors.
(5)	Mr. Ringler served as President and Interim Chief Executive Officer from March 30, 2005 to August 7, 2005. During this period, he did not receive additional compensation for his services as a director, including stock or option awards. The compensation for Mr. Ringler shown in this table pertains exclusively to his service as a director and does not include compensation he received in connection with his service as President and Interim Chief Executive Officer, which is included in the “Summary Compensation Table” on page 22 of this proxy statement.

Selection of Nominees for Directors

Your directors and the Committee on Directors and Governance are responsible for recommending candidates for membership to the Board. The director selection process is described in detail in the Board’s Corporate Governance Guidelines, which are posted on the Company’s corporate governance website at http://www.ncr.com/corpgovernance/guidelines.htm. In determining candidates for nomination, the Committee on Directors and Governance will seek the input of the Chairman of the Board and Chief Executive Officer and will consider individuals recommended for Board membership by the Company’s stockholders in accordance with the Company’s Bylaws and applicable law. From time to time, the committee may engage outside search firms to assist it in identifying and contacting qualified candidates. All candidates are evaluated by the committee using the qualification guidelines included as part of the Board’s Corporate Governance Guidelines. As part of the selection process, the Committee on Directors and Governance and the Board of Directors examine candidates’ business skills and experience, personal integrity, judgment, and ability to devote the appropriate amount of time and energy to serving the best interests of stockholders. The Board and the Committee on Directors and Governance are committed to finding proven leaders who are qualified to serve as NCR directors.

Stockholders wishing to recommend individuals for consideration as directors should contact the Committee on Directors and Governance by writing the Company’s Corporate Secretary at NCR Corporation, 1700 South Patterson Blvd., Dayton, OH 45479. Stockholders who want to nominate directors for election at NCR’s next annual meeting of stockholders must follow the procedures described in the Company’s Bylaws, which are available on our corporate governance website at http://www.ncr.com/corpgovernance/corpgov_bylaws.htm.

The directors nominated by the Board of Directors for election at the 2006 annual meeting were recommended by the Committee on Directors and Governance. Both candidates for election are currently serving as directors of the Company, and Mr. Ringler has been determined by the Board to be an independent director.

Communications with Directors

Stockholders wishing to communicate directly with NCR’s Board of Directors, any individual director, the Chairman of the Board, or NCR’s non-management or independent directors as a group are welcome to do so by writing NCR’s Corporate Secretary at 1700 South Patterson Blvd., Dayton, Ohio 45479. The Corporate Secretary will forward any communications as directed. Any matters reported by stockholders relating to NCR’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee as appropriate. Anonymous and/or confidential communications with the Board of Directors may also be made. For more information on how to contact NCR’s Board, please see the Company’s Corporate Governance website at http://www.ncr.com/corpgovernance/corpgov_contact.htm.

In addition, NCR’s directors have a practice of attending the Company’s annual meeting of stockholders each year. All of the directors attended the Company’s 2005 Annual Meeting of Stockholders.

Code of Conduct

The Company has a Code of Conduct that sets the standard for ethics and compliance for all of its employees. NCR’s Code of Conduct is available on NCR’s corporate governance web site at http://www.ncr.com/corpgovernance/corpgov_code_conduct.htm. To receive a copy of the Code of Conduct, please send a written request to the Corporate Secretary at the address provided above.

Section 16(a) Beneficial Ownership Reporting Compliance

During 2005, all executive officers and directors of the Company timely filed the reports required under Section 16(a) of the Securities Exchange Act of 1934, except that the Company filed a late report in 2006 on behalf of Lee Schram, the Company’s Senior Vice President, Retail Solutions Division, in connection with the cancellation of a performance-based restricted stock award in 2005.

BOARD COMPENSATION AND HUMAN RESOURCE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation and Human Resource Committee of the Board of Directors (the “Committee”) consists entirely of independent directors as required by New York Stock Exchange rules. Committee member James Ringler was appointed President and Interim Chief Executive Officer (“CEO”) effective March 30, 2005. To maintain the independence of the Committee, he resigned from the Committee on that date and Board member Victor Lund was appointed to replace him. At the conclusion of Mr. Ringler’s service as interim CEO, he was re-appointed to the Committee and Mr. Lund resigned from the Committee. Because Mr. Ringler does not qualify as a “non-employee director” for certain purposes under Rule 16b-3 of the Securities Exchange Act of 1934, or as an “outside director,” as defined in Section 162(m) of the Internal Revenue Code, he does not participate in Committee votes pertaining to plan design and compensation decisions under plans intended to be compliant with Rule 16b-3 or Section 162(m).

The Committee establishes and evaluates the Company’s total compensation philosophy and regularly reviews and approves the compensation programs covering executive officers and key management employees, including fixed and variable pay and the design of annual and long-term incentive compensation. The Committee reviews the performance levels of the Company’s executive officers and evaluates and determines all of the compensation actions for the CEO and other executive officers, including their annual base salaries, cash and equity incentive awards to be paid, and executive benefits and perquisites.

The Committee also provides guidance as needed on the Company’s strategic workforce initiatives and practices, reviews management’s proposals regarding significant organizational changes, and oversees the Company’s plans for management succession and development.

Compensation Philosophy

The basic objectives of the Company’s executive compensation program are to:

•	Attract, motivate and retain the talented executive leadership necessary for the Company’s short and long-term success;

•	Reward achievement of financial and strategic Company results;

•	Recognize individual contributions;

•	Deliver a substantial portion of each executive’s total compensation on a pay-for-performance basis; and

•	Align the long-term interests of executives with those of the Company’s stockholders.

The executive compensation program is designed to support and provide incentives for achieving and exceeding the Company’s current business priorities and executing a business strategy that emphasizes both growth and cost containment. The Company’s long-term goals and stockholder interests are also taken into consideration in the design of NCR’s executive compensation programs. In addition, the compensation programs recognize that NCR is a single company made up of multiple business units with differing market dynamics.

How Executive Pay is Determined

To achieve our goal of attracting, motivating and retaining top executive talent, the Committee, with the assistance of outside consultants, analyzes competitive market data and reviews such factors as market trends and critical business objectives when determining compensation levels.

The Committee’s charter, which is available on the Company’s corporate governance website at http://www.ncr.com/corpgovernance/corpgov_board_charters.htm, gives the Committee the sole authority to retain consultants to assist in evaluating the Company’s executive compensation programs. In 2005, as in prior years, the Committee independently engaged outside consultants to provide guidance and market information to assist it in evaluating and developing programs in order to pay executive officers competitively and to design incentive programs that motivate them to contribute to the Company’s short and long-term success and reward them for their performance. The consultants retained by the Committee do not perform any other services for the Company, and the sole focus of their engagement is to advise the Committee on executive compensation matters. The Committee also conducts a detailed review of all the components of the CEO’s and other executive officers’ compensation, including salary, bonus, long-term incentive compensation, perquisites and other personal benefits, to support its executive pay decisions.

The Committee uses data drawn from multiple nationally recognized surveys to compare the Company’s compensation program to market levels. The surveys utilized in 2005 were selected to reflect companies and business units of a similar size and scope as NCR and its businesses, and included a mix of general industry and technology companies. In general, total compensation for executives is targeted to approximate the median of the applicable market data. In setting executive compensation opportunities for officers other than the CEO, the Committee reviews the market data and solicits input from the CEO on the individual performance of each executive. Other factors considered by the Committee in setting target compensation include an executive’s experience in the job, difficulty of replacement and criticality of the position and the individual to the Company, and expertise and internal positioning relative to other executives of comparable level and responsibility. The process for determining the CEO’s target compensation is similar, except that the Committee meets in executive session both with the Committee and other independent directors to review relevant market data and performance information regarding the CEO.

Beginning in 2006, the Committee also reviews tally sheets showing components of executive compensation opportunity, including salary, bonus, equity, accumulated realized and unrealized stock option and restricted stock gains, and actual projected payout obligations under the Company’s retirement plans.

Actual compensation ranges above and below target are based on performance versus specific goals as well as changes in total stockholder return. Assuming that target performance goals are achieved, actual compensation is generally consistent with the targeted median competitive levels. If performance exceeds targeted goals, compensation may exceed median and reach the upper quartile. Conversely, if performance falls below target, compensation may fall below median into the lower quartile.

The key components of the compensation program for executive officers are base salary, annual incentive compensation and long-term incentives comprised of stock options and restricted stock. For 2006, the Company will shift the emphasis in long-term incentives away from stock options and restricted stock to performance shares, which are grants of restricted stock that vest only if specific operational performance goals are achieved. The following is a description of each of these major components of the program, along with a discussion of the decisions taken by the Committee with regard to 2005 compensation and the limited perquisites offered to NCR’s executive officers. A discussion of the compensation of the CEO also follows in this report.

Base Salary

Base salaries for executive officers are determined by the Committee annually, based on (1) a review of the market data; (2) each executive’s performance for the prior year; (3) each executive’s experience, expertise and internal positioning; and (4) the level of annual increase for the Company’s employees generally. When the annual review of base salaries occurred in February, 2005, the Committee determined that the base salaries of all but one of the executive officers were appropriate and did not warrant modification. The Committee increased the base salary of one executive officer whose base salary was determined to be significantly below market and whose performance in 2004 was exceptional. The Committee then revisited the base salaries of executive officers in June, 2005 against updated market data, and determined that moderate mid-year base salary increases were warranted, given current performance levels and the Company’s transition to a new CEO. As a result, the base pay for four executive officers, including Mr. Koehler and Mr. Bocian, was increased.

Annual Incentive Compensation

Executive officers participate in the NCR Management Incentive Plan for Executive Officers (“MIP”) and are eligible to receive annual incentive awards based upon performance against objectives established by the Committee. Each executive other than the CEO is eligible to receive a target award of 60% of base pay if financial objectives are met. At specified threshold levels of performance the plan pays a portion of the target amount, and up to twice the target amount may be paid if objectives are significantly exceeded.

In 2005, as in 2004, the objectives under the MIP were designed to promote a vision of shared success by providing a straightforward, understandable framework that unified the Company’s multiple business units around the goal of the Company’s overall success. To this end, at least 50% of target annual incentive pay for all executive officers was based on the performance of the Company’s “non-pension operating income after capital charge.” NPOI is also the key measure used by the Company in setting 2005 annual incentive awards for non-sales employees who are not executive officers.

“Non-pension operating income” or “NPOI” is based on the Company’s operating income reported under U.S. generally accepted accounting principles less the impact of pension income or expense during the year, because the positive or negative impact of pension is recognized over a number of years, and is not directly related to an individual executive’s performance. In addition, for purposes of determining annual incentive awards, in limited circumstances, non-operational items, such as significant currency fluctuations, acquisitions or restructurings, may be excluded when determining non-pension operating income for the Company or its business units. “Non-pension operating income” represents the Company’s highest business imperative of growing revenue while controlling operating costs (excluding the impact of pension), and is a measure that is simple, easily understood and tracked by the Company throughout the year. As a result, the Committee believes that this performance measure will help drive behaviors that lead to the Company’s success.

For executive officers, non-pension operating income is measured “after capital charge” to motivate them to prudently manage the Company’s assets while driving to increase revenue and lower operating costs. “Capital charge” is the cost of capital used by NCR in its operations and corporate activity.

In addition to their company-wide performance measure, executive officers aligned with business units have 50% of their annual incentive tied to business unit operating income and/or revenue. The plan also contains a payout gate: no payout occurs unless the Company achieves at least 2004 actual operating results.

For 2005, the Committee set the MIP measures at levels that would pay 25% of the target bonus if a minimum level of performance was achieved, increasing to 100% of the target bonus if stretch financial objectives were achieved. Payouts greater than 100% would occur if the stretch financial objectives were significantly out-performed, with a maximum payout of 200%. The Company’s 2005 performance was slightly below the stretch financial objectives that would have resulted in a 100% payout. The Teradata and Worldwide Customer Services business units exceeded their target goals, while payouts for the other business units fell short of target, resulting in payouts for the executive officers ranging from 65% to 130% of target.

For 2005, the Committee had the discretion to adjust the MIP awards upward or downward. Other than as described below with respect to Mr. Ringler, no discretionary adjustments were made for 2005. For 2006 and subsequent years, subject to stockholder approval of the NCR Management Incentive Plan being presented for vote, the Committee will have the discretion to make downward, but not upward, adjustments.

In addition to the MIP, in June 2005 the Committee approved a diversity incentive program for the executive officers to encourage initiatives to recruit, hire, retain, and promote women and minority employees at upper management levels. Under the program, each executive officer could be awarded an additional 5% of his or her base salary at the Committee’s discretion based on achievement of certain diversity objectives. No payout was made under this program for 2005.

Long-Term Incentives

For 2005, the long-term incentive program was designed to effectively manage the Company’s dilution and overhang, balance the cost of the plan with its effectiveness in driving results important to stockholders, and maximize participant perceived value of awards.

Long-term incentives for 2005 consisted of a blend of stock option grants and restricted stock awards under the NCR Management Stock Plan (“Stock Plan”). Generally, options granted to executives vest in equal annual installments over four years and expire ten years from the date of grant. The exercise price equals the fair market value of the stock on the date of grant. Restricted stock awards also vest in equal annual installments over four years, except that restricted stock granted for retention purposes vests over three years. Options and restricted stock vest in full upon a Change in Control, as defined in the NCR Change in Control Severance Plan for Executive Officers described later in this proxy statement under “Employment Agreements and Change in Control Arrangements.” Options, but not restricted stock, vest in full upon retirement from the Company. Beginning with options granted in 2006, upon retirement, unvested options are forfeited.

The size of the awards of long-term incentives under the Stock Plan was determined by the Committee after considering and balancing market data, the desired mix of cash and equity, and financial considerations, including the impact on stockholder dilution, affordability and expensing considerations. Talent management and performance considerations were also factored into individual awards by the Committee, including the mix of options and restricted stock.

On occasion, in connection with the Company’s efforts to hire, retain or promote executive officers, restricted stock is also awarded. In 2005, retention awards of restricted stock were awarded to Michael Koehler. In addition, one other Section 16 officer received a restricted stock award in connection with retention initiatives.

During 2005, the Committee worked closely with its outside consultants to undertake a thorough review of the principles and policies underlying the Company’s Long-Term Incentive program, as described in this report. This review confirmed that such principles are consistent with sound executive compensation practices and principles, and will be continued in 2006 with certain modifications based on the Committee’s in-depth analysis. Specifically, in 2006 the Committee has shifted the weighting of long-term incentives away from stock options and restricted shares, each of which create fixed expense that is not tied to operational performance, and introduced new plans focused on performance shares and stock options when appropriate. Performance shares are grants of restricted stock that vest over a 3-year period based on achievement of predetermined levels of cumulative net operating profit. Failure to achieve the threshold performance requirements results in forfeiture of the performance shares. Twenty-five percent of the shares vest if the threshold level is achieved, and one hundred percent vest if the target level is achieved, with straight line interpolation between the points. Achievement above the target level will result in up to a 150% payout. Thus, the restricted stock portion of the long-term incentive award will be directly tied to operational performance.

Perquisites

NCR prefers to compensate its executive officers in cash and equity rather than with perquisites. Consequently, NCR’s perquisites for executives are minimal and must be approved by the Committee. The Company does not provide its executive officers with perquisites such as club memberships. The Company has corporate aircraft that are available to executives, as well as other employees, for business travel. Company policy permits the use of such aircraft on limited occasions by executives’ family members as long as there is no incremental cost to the Company. In addition, the Committee has authorized the CEO to use the Company’s aircraft for personal use on an availability basis, provided that the imputed income related to such personal use does not exceed $35,000 per year. The Committee has also approved the use of the Company’s aircraft by Gerald Gagliardi and another executive officer for commuting between their residences and work locations on a weekly or less frequent basis, due to Company-initiated changes in their work locations. The Committee also approved payment of a tax gross-up for certain executives, including Messrs. Nuti, Gagliardi and Ringler, who incur imputed income for use of the corporate aircraft.

During 2005, and based on the circumstances in each case, the Committee approved the extension of relocation benefits for an executive officer, and the payment of temporary living and rental car expenses for an executive officer who commutes between his residence and work location. In addition, the Company provides limited home security monitoring and consulting services to some of its executive officers. In 2005, the Company also approved programs of financial planning and physical exams for Section 16 officers, to commence in 2006.

Stock Ownership Guidelines

NCR has stock ownership guidelines that are intended to encourage executives to increase their equity stake in the Company, which aligns their interests more closely with those of stockholders. The guidelines encourage the executive officers to increase their ownership of NCR stock to a face value equal to two times salary (three times for the CEO) over a period of five years. Ownership can include interests in restricted stock, stock acquired through the Company’s employee stock purchase plan and investments in NCR stock through the Company’s 401(k) savings plan. Options to acquire NCR stock are not taken into consideration in meeting the ownership guidelines.

Compensation of Chief Executive Officer

William Nuti was hired as CEO effective August 7, 2005. A substantial portion of his compensation package was designed to be delivered on a pay-for-performance basis. He received a significant equity grant of 85,000 restricted shares and 650,000 stock options in lieu of a sign-on bonus, and the majority of his stock option grant will vest on December 31, 2008, only if the Company achieves specified performance goals. His annual base pay was set at $1,000,000 and his target annual MIP incentive percentage was set at 100% of base pay, based on the performance measures previously approved for the CEO for 2005, with the bonus payout potentially ranging from 0% to 200% of target. For calendar year 2005, his MIP award was set at a guaranteed minimum of $500,000, with the ability of the Board to adjust it upward in its discretion. No discretionary adjustment was made and his payout was the guaranteed amount of $500,000.

Mr. Nuti is eligible to participate in the Company’s Internal Revenue Code Section 401(k) savings plan, but is not eligible to participate in the NCR Pension Plan or any nonqualified supplemental pension plan sponsored by the Company, because these plans were closed to new participants effective September 1, 2004. His employment agreement did not provide for any additional pension arrangement, because of a preference for delivering his total compensation through base pay and performance-based annual and long-term incentives.

Like other executive officers, Mr. Nuti’s Company-provided perquisites are minimal. He is authorized to use the corporate aircraft for travel between his residence and business location for a limited time until he relocates his personal residence. In addition, he is authorized to use the corporate aircraft for personal travel on an availability basis for himself and family members, up to a maximum annual imputed income value of $35,000. Mr. Nuti also receives a tax gross-up for imputed income related to use of the corporate aircraft, and will participate in the executive financial counseling and executive physical programs effective in 2006.

Compensation of Former Chief Executive Officers

Mark Hurd served as CEO from January 1, 2005 until he voluntarily resigned effective March 30, 2005. For 2005, his annual base pay was set at $935,000. His target annual MIP incentive percentage was 100%. He did not receive a MIP award for 2005 due to his resignation.

Mr. Hurd’s long-term incentive grant for 2005 consisted of a mix of options and restricted stock with a face value of $6,000,000. According to their terms, his unvested options and restricted stock were forfeited upon his resignation, including his 2005 awards. In exchange for a noncompetition agreement and Mr. Hurd’s agreement to provide transition assistance to the incoming CEO, the Board amended Mr. Hurd’s vested stock options to make them exercisable for 90 days following his termination, rather than the standard 59 days.

Following Mr. Hurd’s resignation, Board member James Ringler was appointed to serve as President and Interim CEO until a permanent replacement was hired. Pursuant to an Employment Agreement entered into with Mr. Ringler in connection with his service as Interim Chief Executive Officer, Mr. Ringler’s annual base pay in such role was set at $1,000,000, which was prorated for his period of service. In connection with his appointment, he was awarded 52,610 stock options, of which two-thirds vested immediately, and the remaining one-third vested monthly over three months, beginning on August 1, 2005. His target annual MIP incentive percentage was 100% of his base pay, based on the performance measures previously approved for the CEO, which was also prorated for his period of service. As provided in an amendment to his Employment Agreement, his MIP will be paid to him partially in the form of shares of common stock and the remainder in cash, in an amount sufficient to pay the tax withholdings applicable to the share award. His MIP award value, as prorated for his period of service, was $331,346. The Committee exercised its discretion to award him a total value of $547,441 in recognition of his assistance during the transition period immediately following the appointment of Mr. Nuti.

Additional information about the terms of employment for the individuals serving as CEO in 2005 is provided under “Employment Agreements.”

Policy on Qualifying Compensation for Deductibility

Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to the executive officers of the Company, unless certain requirements are met. The Company’s policy with respect to the deductibility limit of Section 162(m) generally is to preserve the federal income tax deductibility of compensation paid when it is appropriate and is in the best interests of the Company and its stockholders.

We have structured the Company’s executive compensation program so that a majority of the amounts paid will be fully deductible. However, some of the compensation that we are able to pay under this program cannot be deducted. For example, because the Committee has historically retained certain discretion under the MIP in making annual incentive awards, amounts payable to executive officers may not be fully deductible where the $1 million deduction limit under Section 162(m) is otherwise reached. In addition, while the Company’s stock option grants currently meet the performance- based requirements under Section 162(m), the restricted stock awards to executives do not. The Committee believes that the payment of such nondeductible compensation has been appropriate under the circumstances and in the best interests of the Company and its stockholders. However, for 2006 and subsequent years, and subject to stockholder approval of the NCR Management Incentive Plan and the NCR Stock Incentive Plan being presented for vote, the Committee intends to administer the annual and long-term incentive programs in a manner that permits the Company to preserve the deductibility of a greater portion of incentive awards in accordance with the requirements of Section 162(m) for performance-based compensation. In addition, the performance share plan is intended to be administered in a manner that meets the requirements for performance-based compensation.

Dated:    February 22, 2006

Linda Fayne Levinson, Chair

Mark P. Frissora

James M. Ringler

Victor Lund*

*	Committee member from April 27, 2005 to September 6, 2005

EXECUTIVE COMPENSATION

The following tables present certain compensation information for our Chief Executive Officer, two other individuals who served as Chief Executive Officer during 2005, and our four other most-highly compensated executive officers as of December 31, 2005, each of whom is sometimes also referred to as a “Named Executive.”

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation			Long-Term Compensation			All Other Compen- sation $(10)
		Salary $	Bonus $	Other Annual Compen- sation $(7)	Awards		Payouts
					Restricted Stock Awards $(8)	Securities Underlying Options/SARs #(9)	LTIP Payouts $
William R. Nuti(1) President and Chief Executive Officer	2005 2004 2003	365,385 — —	500,000 — —	108,192 — —	2,979,250(8h) — —	650,000(9g) — —	— — —	0 — —

Gerald Gagliardi(2) Former Senior Vice President, Worldwide Customer Services Division	2005 2004 2003	430,000 430,000 430,000	283,181 269,178 267,670	20,144 0 0	95,500(8a) 109,776(8b) 274,440(8c) 0	11,046(9a) 32,000(9b) 64,000(9c)	— — —	12,054 6,029 0

Jonathan Hoak Senior Vice President, General Counsel and Secretary	2005 2004 2003	365,000 363,502 357,210	205,074 245,923 206,040	0 0	95,500(8a) 42,538(8b) 274,440(8d) 0	11,046(9a) 22,000(9b) 30,000(9c)	— — —	12,646 8,125 7,500

Michael Koehler(3) Senior Vice President, Teradata Division	2005 2004 2003	358,269 335,000 336,608	279,534 288,738 156,110	1,700 0 0	1,802,512(8a,8e) 68,610(8b) 284,700(8f)	15,648(9a) 30,000(9b) 34,000(9c) 30,000(9e)	— — —	9,141 7,896 7,500

Peter J. Bocian(4) Senior Vice President and Chief Financial Officer	2005 2004 2003	322,200 251,884 215,331	182,039 166,896 83,838	0 0 0	105,030(8a) 317,980(8b,8i) 0	12,150(9a) 28,000(9b,9i) 20,000(9c)	— — —	14,323 7,709 7,205

James M. Ringler(5) Chairman of the Board and Former President and Interim Chief Executive Officer	2005 2004 2003	357,692 — —	547,441 — —	10,854 — —	0 — —	52,610(9h) — —	— — —	0 — —

Mark Hurd(6) Former President and Chief Executive Officer	2005 2004 2003	262,519 899,423 727,308	0 1,122,000 792,000	14,833 0 0	2,387,099(8a,8g) 382,432(8b,8g) 0	184,094(9a,9f) 200,562(9b,9f) 110,000(9c,9f) 100,000(9d,9f)	— — —	31,625 8,125 7,500

(1)	Mr. Nuti was appointed President and Chief Executive Officer as of August 7, 2005.
(2)	Mr. Gagliardi resigned from his position as Senior Vice President, Worldwide Customer Services Division, as of February 28, 2006, and will retire from NCR on April 1, 2006.
(3)	Mr. Koehler was promoted to his current position, Senior Vice President, Teradata Division, on March 14, 2003. From October 1999 until that time, he was Vice President, Teradata Global Field Operations.
(4)	Mr. Bocian became Senior Vice President and Chief Financial Officer on September 1, 2004. From October 2003 until that time, he served as Vice President, Finance and Interim Chief Financial Officer. He was Chief Financial Officer of the Company’s Retail and Financial Group from 2002 to 2003. From 1999 to 2002, Mr. Bocian was Chief Financial Officer and Vice President of the Retail Solutions Division.
(5)	Mr. Ringler was appointed President and Interim Chief Executive Officer as of March 30, 2005, and served as such until August 7, 2005.

(6)	Mr. Hurd was promoted to President and Chief Executive Officer of NCR on March 14, 2003, and resigned from such position as of March 30, 2005. From September 2002 until March 14, 2003, he was President and Chief Operating Officer of NCR. From July 2001 until September 2002, he was President, NCR, and Chief Operating Officer of the Teradata Division.
(7)	As discussed above in the Board Compensation and Human Resource Committee Report on Executive Compensation, the Company offers very limited perquisites to its executive officers. As permitted under the SEC’s rules, perquisites and personal benefits to executive officers during the years 2003 and 2004 are not listed in this column because they did not exceed the lesser of $50,000 or 10% of the Named Executive’s salary and bonus for that year; however, for 2005 the Company has begun reporting the value of all perquisites and personal benefits provided to its named executive officers. The only exception to this is for perquisites and personal benefits that represent a de minimis cost to the Company that is not reasonably practical to quantify, such as the cost of food and beverages provided to a family member or companion riding on the corporate aircraft with an executive or the cost associated with the monitoring of the home of an executive through the Company’s security system. The amounts shown in this column for the last fiscal year include the aggregate incremental costs to the Company of the items set forth in the following table. The Company uses a per-mile calculation of non-fixed costs to determine the incremental cost to the Company of personal use of corporate aircraft by executives. For purposes of the following table, the symbol “NE” indicates that an executive was not eligible or authorized to receive a specific perquisite, the symbol “DM” indicates that the incremental cost to the Company of providing a perquisite was de minimis, and “$0” indicates that the executive was eligible for, but did not utilize, the perquisite in 2005.

Named Executive	Corporate Aircraft Usage (A)	Temporary Living Allowance	Legal Expenses	Security Equipment	Security Monitoring	Tax Gross-Ups
William Nuti	$61,061	$16,044	$23,841	NE	$0	$7,246
Gerald Gagliardi	$13,878	NE	NE	NE	$0	$6,266
Jonathan Hoak	DM	NE	NE	NE	$0	NE
Michael Koehler	$0	NE	NE	$1,700	DM	NE
Peter Bocian	$0	NE	NE	NE	$0	NE
James Ringler(B)	$10,854	NE	NE	NE	$0	$0
Mark Hurd	$14,833	NE	NE	NE	DM	NE

(A)	Includes non-fixed incremental costs to the Company of personal usage of the corporate aircraft, including for Messrs. Nuti, Gagliardi and Ringler, the non-fixed incremental costs to the Company associated with use of the corporate aircraft for commuting between their residences and Company offices. On occasion, executives’ friends or family members traveled with them on corporate aircraft; however, the Company incurred de minimis incremental costs as a result of such travel by friends and family members.
(B)	The data reported for Mr. Ringler in this table pertains exclusively to his tenure as President and Interim Chief Executive Officer. For data regarding Mr. Ringler’s compensation in connection with his services as a director, see the “Director Compensation” section on pages 12-14 of this proxy statement.
(8)	Amounts shown represent the dollar value of any restricted stock awards on the date originally granted. Certain restricted stock awards were granted in each of 2005, 2004 and 2003 under the NCR Management Stock Plan. Dividends, if any, on all of the shares granted under such awards are reinvested in additional shares of restricted stock. These awards are described in further detail in notes 8(a) through 8(i) below. On December 31, 2005, the aggregate value of the unvested restricted stock awards granted to each of the Named Executives was as follows: Mr. Nuti, 85,000 shares ($2,884,900); Mr. Ringler, 0 shares ($0); Mr. Hurd, 0 shares ($0); Mr. Gagliardi, 13,655 shares ($463,451); Mr. Hoak, 15,695 shares ($532,688); Mr. Koehler, 91,861 shares ($3,117,762); and Mr. Bocian, 15,368 shares ($521,590). These amounts are based on a stock price of $33.94 per share as of December 30, 2005.

(a)	On March 1, 2005, NCR’s Compensation and Human Resource Committee granted the Named Executives these restricted shares of NCR common stock as part of its annual long-term incentive program. These awards include non-competition and non-solicitation provisions and vest annually in one-fourth increments on March 1, 2006 through 2009, provided the executive is still employed by NCR on such dates.
(b)	On February 13, 2004, NCR’s Compensation and Human Resource Committee granted, effective on March 1, 2004, the Named Executives these restricted shares of NCR common stock as part of its annual long-term incentive program. These awards include non-competition and non-solicitation provisions and vest annually in one-third increments on March 1, 2005 through 2007, provided that the executive is still employed by NCR on such dates.
(c)	On March 1, 2004, Mr. Gagliardi was awarded 12,000 restricted shares of NCR stock by the NCR Compensation and Human Resource Committee. This award, which includes non-competition, non-solicitation and performance provisions, vested in two installments: (i) 4,000 restricted shares vested on June 1, 2005, and (ii) 8,000 restricted shares vested on March 1, 2006.
(d)	On September 2, 2004, the Compensation and Human Resource Committee granted Mr. Hoak a special retention award of 12,000 restricted shares of NCR stock. This award, which includes non-competition and non-solicitation provisions, will vest on December 31, 2006, provided Mr. Hoak is still employed by NCR at such time.
(e)	On July 1, 2005, and October 25, 2005, NCR’s Compensation and Human Resource Committee granted Mr. Koehler special retention awards of 5,000 and 48,170 shares, respectively. These awards, which are included in this row of the table, include non-competition and non-solicitation provisions. The shares granted on July 1, 2005 will vest on July 1, 2008, and the shares granted on October 25, 2005 will vest in two installments: one-half on October 25, 2007 and one-half on October 25, 2008, provided Mr. Koehler is still employed by NCR at such times.
(f)	In March 2003, NCR granted Mr. Koehler a special award of 30,000 restricted shares of NCR stock in connection with his promotion to Senior Vice President, Teradata Division. This award, which includes non-competition and non-solicitation provisions, vested on March 4, 2006.
(g)	Amounts shown represent the dollar value of the restricted stock awards on the date originally granted to Mr. Hurd. Upon Mr. Hurd’s resignation from the Company as President and Chief Executive Officer as of March 30, 2005, all of his unvested restricted stock awards were forfeited.
(h)	On August 8, 2005, Mr. Nuti received a special award of 85,000 restricted shares of NCR stock in connection with his appointment as the Company’s President and Chief Executive Officer. These shares will vest annually in one-fourth increments on August 8, 2006 through 2009, provided Mr. Nuti is still employed by NCR on such dates.
(i)	On September 2, 2004, the Compensation and Human Resource Committee granted Mr. Bocian a special award of 10,000 restricted shares of NCR stock in connection with his promotion to the position of Chief Financial Officer. This award will vest on September 2, 2007, provided Mr. Bocian is still employed by NCR at such time.
(9)	Amounts shown represent the aggregate number of shares of NCR common stock underlying the options on the dates originally granted after giving effect to the Stock Split.
(a)	On March 1, 2005, the Compensation and Human Resource Committee granted the Named Executives management stock options under the NCR Management Stock Plan as part of its annual long-term incentive program.
(b)	On February 13, 2004, the Compensation and Human Resource Committee granted, effective on March 1, 2004, the Named Executives management stock options under the NCR Management Stock Plan as part of its annual long-term incentive program.
(c)	On February 3 and August 4, 2003, the Compensation and Human Resource Committee granted the Named Executives management stock options under the NCR Management Stock Plan as part of its annual long-term incentive program.
(d)

On March 14, 2003, the Compensation and Human Resource Committee granted Mr. Hurd special options for 100,000 shares of NCR common stock in connection with his appointment as Chief Executive Officer of

NCR. One-third of this award, which includes non-competition and non-solicitation provisions, vested on March 14, 2004, one-third of the award vested on March 14, 2005, and the remaining one-third was forfeited due to Mr. Hurd’s resignation from the Company as of March 30, 2005.

(e)	On March 4, 2003, the Compensation and Human Resource Committee granted Mr. Koehler special options for 30,000 shares of NCR common stock in connection with his promotion to Senior Vice President, Teradata Division. Two-thirds of this award, which includes non-competition and non-solicitation provisions, vested as of March 4, 2005, and the remaining one-third of the award vested as of March 4, 2006.
(f)	Upon Mr. Hurd’s resignation as President and Chief Executive Officer as of March 30, 2005, all unvested options held by him were forfeited.
(g)	In August 2005, Mr. Nuti received a special award of 650,000 options to purchase shares of NCR stock in connection with his appointment as the Company’s President and Chief Executive Officer. 400,000 of Mr. Nuti’s options are performance options and have the potential to fully vest on December 31, 2008, subject to his continued employment with the Company on such date and subject to the achievement of specific performance goals, including a specified cumulative net operating profit, set forth in his agreement dated July 29, 2005.
(h)	In July 2005, Mr. Ringler received a special award of 52,610 options to purchase shares of NCR stock in connection with his appointment as the Company’s President and Interim Chief Executive Officer.
(i)	On September 2, 2004, the Compensation and Human Resource Committee granted Mr. Bocian a special award of options for 10,000 shares of NCR common stock in connection with his promotion to the position of Chief Financial Officer. This award vests in three installments: one-third vested on September 2, 2005; one-third vests on September 2, 2006; and one-third vests on September 2, 2007.
(10)	The amounts shown in this column for the last fiscal year represent (i) matching contributions by the Company to the NCR 401(k) Savings Plan for participating Named Executives, including in 2005, contributions of: $0 for each of Messrs. Nuti and Ringler; $7,875 each for Messrs. Hurd and Gagliardi; $7,249 for Mr. Hoak; $6,490 for Mr. Koehler; and $7,561 for Mr. Bocian; and (ii) imputed income for group term life insurance of $0 for each of Messrs. Nuti and Ringler; $1,273 for Mr. Hurd; $4,179 for Mr. Gagliardi; $5,397 for Mr. Hoak; $2,650 for Mr. Koehler; and $6,762 for Mr. Bocian. The amount shown in this column with respect to Mr. Hurd in 2005 includes the amount of $22,476 in vacation payout in connection with his resignation.

Option Grants in 2005

	Individual Grants
Name	Number of Shares Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees	Exercise Price ($/Share)	Expiration Date	Grant Date Present Value ($)(2)
William Nuti	250,000 400,000(1a)	13.24% 21.18%	34.915 34.915	8/7/2015 8/7/2015	$ $	3,532,500 5,652,000
Gerald Gagliardi	11,046.58%		38.97	2/28/2015		$171,876
Jonathan Hoak	11,046.58%		38.97	2/28/2015		$171,876
Michael Koehler	15,648.83%		38.97	2/28/2015		$243,483
Peter Bocian	12,150.64%		38.97	2/28/2015		$189,054
James Ringler	52,610(1b)	2.79%	36.205	7/10/2015		$756,532
Mark Hurd	184,094	9.75%	38.97	6/28/2005		$2,864,503

(1)	These are management options for NCR common stock under the NCR Management Stock Plan. Except as set forth in footnote (1)(a) and (b), these options become exercisable in one-fourth increments over four years, provided the officer is still employed by NCR, with certain exceptions in the case of death, disability, or retirement, and where specifically noted.

(a)	400,000 of Mr. Nuti’s options are performance options and have the potential to fully vest on December 31, 2008, subject to his continued employment with the Company on such date and subject to the achievement of specific performance goals, including a specified cumulative net operating profit, set forth in his agreement dated July 29, 2005.
(b)	Two-thirds of these options vested immediately on the grant date (July 11, 2005) and the remainder vested ratably over a three-month period on the first day of each of the following months (August 1, September 1 and October 1, 2005).
(2)	In accordance with SEC rules, we chose the Black-Scholes option pricing model to estimate the present value of the options on the grant date. NCR’s use of this model for this limited purpose should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including Black-Scholes, require certain assumptions to be made. The following assumptions were made for purposes of calculating the present values of the options listed above: volatility of 35.5%, dividend yield of 0%, an expected term of 5.5 years, and an interest rate based on the actual grant date: 4.0% for those granted on 3/1/05 with an exercise price of $38.97, 4.28% for those granted on 8/8/05 with a grant price of $34.915, and 3.89% for those granted on 7/11/05 with a grant price of $36.205. These assumptions differ from the assumptions used by the Company in prior years, but are identical to the assumptions used by the Company for financial statements for SFAS 123R purposes.

Aggregated Option Exercises in 2005 and Year-End Values

Name(1)	Shares Acquired On Exercise (#)	Value Realized ($)	Unexercised Options at Year End (#)	Value of In-the- Money Options at Year End ($)
			Exercisable/ Unexercisable	Exercisable/ Unexercisable (2)
William Nuti	0	0	0/ 650,000	0/0
Gerald Gagliardi(3)	184,666	2,776,676	74,000/ 53,716	728,715/ 715,960
Jonathan Hoak	151,888	2,725,593	191,332/ 35,714	2,887,869/ 388,277
Michael Koehler	100,998	1,794,264	10,000/ 56,984	112,900/ 721,974
Peter Bocian	63,018	1,036,625	27,822/ 37,486	355,930/ 360,992
James Ringler	0	0	64,610/0	149,780/0
Mark Hurd	993,184	14,750,105	0/0	0/0

(1)	None of the individuals in this table has stock appreciation rights.
(2)	The value of in-the-money options is calculated as the difference between the closing market price of NCR common stock underlying the NCR stock options as of December 30, 2005 ($33.94), after giving effect to the Stock Split and the exercise price of the option.
(3)	Mr. Gagliardi resigned as Senior Vice President, Worldwide Customer Services Division, as of February 28, 2006, and will retire from NCR on April 1, 2006.

Pension Plans

The Company maintains several pension plans as part of the compensation and benefits it provides to its employees and executive officers. The plans covering NCR’s Named Executives are summarized below.

If Messrs. Hoak, Koehler, and Bocian continue in their current positions and retire at age 62, the estimated annual pensions payable to each of them from NCR’s pension plans described below would be $296,305, $333,512, and $275,068, respectively. These amounts are based on several assumptions, including that the executives continue in their current positions for 5, 9 and 11 years, respectively, and receive incentive payouts at target amounts and annual merit increases in each of these years. If, however, Messrs. Hoak, Koehler, and Bocian had left the Company as of December 31, 2005, the annual pensions payable to each of them from NCR’s pension plans at age 62 would have been $189,731, $147,013 and $64,061 respectively. As of the end of 2005, Mr. Gagliardi was not vested in NCR’s pension plans. Mr. Gagliardi will retire from NCR as of April 1, 2006, and the estimated annual pension payable to him at age 62 will be $118,416. Based upon Mr. Hurd’s resignation date of March 30, 2005, the annual pension payable to him from NCR’s pension plans at age 62 will be $233,240. All of the above amounts are straight-life annuity amounts although other optional forms of payment, some with reduced pensions, are available. In addition, benefits under NCR’s current pension plans are not subject to reductions for Social Security benefits or other offset amounts.

The NCR Pension Plan:

The Company has a non-contributory, qualified pension plan called the NCR Pension Plan which covers all employees based in the United States. Benefits under the plan ceased accruing as of September 1, 2004, other than for employees who were hired prior to September 1, 2004, and were at least 40 years old as of that date. As of September 1, 2004, the plan is closed to new participants.

Each of the Named Executives, except Messrs. Nuti and Ringler, is covered under this plan. The NCR Pension Plan pays a monthly pension benefit and a PensionPlus benefit. These benefits vest after five years of service or reaching age 65. The monthly pension benefit begins at age 62, or may be started between age 55 and 62 in a reduced amount. The PensionPlus benefit may be taken as a lump sum after termination of employment, or may be used to increase the monthly pension benefit.

The monthly pension benefit is computed by multiplying the following three items: (1) the participant’s years of service with the Company, (2) a factor between 1.4% and 1.7%, depending on the participant’s total years of service, and (3) the participant’s modified average pay. Modified average pay is the average annual base pay and bonus received during a participant’s career, with an adjustment to update pay for earlier years when earnings typically were less.

The PensionPlus benefit is computed as an account balance, although the account is for bookkeeping purposes only. The plan credits a participant’s account with 1 1/2% of base pay and bonus, as well as interest credits on the account balance.

Employees hired on or after June 1, 2002, are not eligible for the monthly pension benefit but receive credits to their PensionPlus accounts of 3% of base pay and bonus.

The NCR Nonqualified Excess Plan:

Federal laws limit the amount of pay that may be considered under the NCR Pension Plan. The Company makes up the difference for senior managers with the NCR Nonqualified Excess Plan. The excess plan pays the additional pension benefits that would be paid under the NCR Pension Plan if the federal pay limits were not in effect. Each of the Named Executives, except Messrs. Nuti and Ringler, is covered by the excess plan. Benefits under the plan ceased accruing as of September 1, 2004, other than for employees who were hired prior to September 1, 2004, and were at least 40 years old as of that date. As of September 1, 2004, the plan is closed to new participants.

NCR Mid-Career Hire Supplemental Pension Plan:

NCR also maintains the NCR Mid-Career Hire Supplemental Pension Plan. This plan covers employees, including Mr. Gagliardi and Mr. Hoak,

who were hired by NCR for the first time at age 35 or over at specified management levels, and who terminate with at least five years of service. The benefit is 1% of annual pay for each year worked for NCR, up to a maximum equal to the number of years between age 30 and the age on the date of hire with NCR. As of June 1, 2002, no new participants will be added to this plan.

Supplemental Retirement Plan:

The Company also has a supplemental retirement plan for senior managers, the Retirement Plan for Officers of NCR (the “Officer Plan”). This plan covers senior managers appointed to specified executive levels after November 30, 1988. Each of the Named Executives, except Messrs. Nuti and Ringler, is covered under this plan. Effective June 1, 2002, no new participants will be added to the Officer Plan.

The Officer Plan pays monthly benefits of 2.5% of career average monthly pay for service after becoming a plan participant. The pension begins at age 62, or may be started between age 55 and 62 in a reduced amount. The benefit is offset by the participant’s retirement or disability benefits paid under other NCR plans except for the NCR Mid-Career Hire Supplemental Pension Plan. No benefit is payable if a participant terminates employment during the first year covered by the plan. No benefit is payable if a participant terminates employment before age 55, other than by death, with less than 5 years of service with NCR. However, a participant will be entitled to plan benefits if employment is terminated after a change in control, as described in the NCR change in control severance plans (see the description of those plans under “Employment Agreements and Change in Control Arrangements”). The Officer Plan also pays death benefits.

The Company adopted the NCR Officer Plan for individuals newly hired or promoted into senior manager positions after June 1, 2002. The plan has identical provisions to the Officer Plan, except that the monthly benefits equal 1.75% of career average monthly pay. As of September 1, 2004, it is closed to new participants.

NCR Supplemental Plan for AT&T Transfers:

NCR maintains the NCR Supplemental Plan for AT&T Transfers, a supplemental retirement plan for senior managers, including Mr. Hoak, who transferred to NCR from AT&T Corp. during the years that NCR was a wholly-owned subsidiary of AT&T. No new participants have been added to the plan since NCR spun-off from AT&T on December 31, 1996. Participants receive a benefit from the plan if they terminate from NCR at or after age 55 with at least 5 years of service. The plan pays a pension equal to the difference, if any, between the retirement benefits provided by NCR and the retirement benefits that would have been provided by AT&T if the participant had continued to work for AT&T for the duration of the participant’s service with NCR. If Mr. Hoak continues in his current position and retires at age 62, based on current projections, it is likely that his NCR retirement benefits will exceed the benefits he would have received from AT&T, so that no benefit would be payable to him from this plan.

Employment Agreements and Change in Control Arrangements

Arrangement with Mr. Nuti:

NCR and Mr. Nuti entered into a letter agreement dated as of July 29, 2005 regarding Mr. Nuti’s service as the President and Chief Executive Officer of NCR from and after August 7, 2005. The letter agreement specified Mr. Nuti’s base salary and bonus opportunity under the NCR Management Incentive Plan and his eligibility for annual option grants, restricted stock awards, employee benefit plans and retirement plans as routinely provided to officers at his level. The Company agreed that Mr. Nuti would receive a minimum award payout of $500,000 for 2005 under the Management Incentive Plan. In addition, under the letter agreement, Mr. Nuti received a special grant of stock options for 650,000 shares of NCR common stock, of which 400,000 are subject to vesting requirements that include Mr. Nuti’s continuing employment through December 31, 2008, and the achievement of certain performance goals. The remaining 250,000 options will vest in four equal annual installments, beginning on August 7, 2006, provided Mr. Nuti is still employed by NCR at such times. The option award also includes non-competition and non-solicitation restrictions. Mr. Nuti also received an award of 85,000 shares of restricted stock, which shall vest in four equal annual installments, and subject to the terms of the letter agreement, Mr. Nuti received an additional equity award in February 2006, with a Black-Scholes value of $2,625,632, based on the following assumptions: volatility of 35.5%, dividend yield of 0%, an expected term of 5.5 years, and an interest rate of 4.57%. The letter agreement also provides for certain relocation and commuting benefits for Mr. Nuti to permit his family to move to the Dayton, Ohio, area.

Pursuant to the letter agreement, if Mr. Nuti’s employment is terminated voluntarily by him for “Good Reason” (as defined in the letter agreement) or is terminated involuntarily by the Company without “Cause” (as defined in the Change In Control plan described below), certain of Mr. Nuti’s stock options and restricted stock will vest immediately and Mr. Nuti will be entitled to receive, in equal monthly installments, an amount equal to 1.5 times his annual base salary and targeted bonus opportunity, as well as a pro rata amount of the applicable award payout under the Management Incentive Plan.

Arrangement with Mr. Ringler:

Mr. Ringler, who has served on the Company’s Board of Directors since November 1, 2003, was selected by the Board to serve as President and Interim Chief Executive Officer as of March 30, 2005. On July 11, 2005, the Company entered into a letter agreement with Mr. Ringler relating to his temporary service as President and Interim Chief Executive Officer (“CEO”) of the Company. The letter agreement provided that Mr. Ringler would serve in this position until his replacement by a new President and Chief Executive Officer of the Company (the “Term”) subject to earlier termination at will by the Company’s Board of Directors or Mr. Ringler.

Under the terms of the letter agreement, Mr. Ringler received an annual base salary of $1,000,000, prorated based on the length of the Term. He was also entitled to receive an annual bonus under the NCR Management Incentive Plan for Executive Officers (“MIP”). For 2005, Mr. Ringler’s MIP award was based on the same performance objectives as previously established in 2005 by the Compensation and Human Resource Committee of the Board for the Company’s former CEO. Mr. Ringler’s 2005 MIP award had a targeted incentive opportunity of 100% of his annual base salary ($1,000,000), and ranged from 0% if the target objective was not met to a maximum award of 200% ($2,000,000) of his annual base salary, to be prorated for the length of the Term. Pursuant to the terms of an amendment to Mr. Ringler’s letter agreement, Mr. Ringler’s MIP award will be paid to him partially in the form of shares of common stock and the remainder in cash, in an amount sufficient to pay the tax withholdings applicable to the share award.

Under the letter agreement, the Company agreed to grant Mr. Ringler options to purchase 52,610 shares of the Company’s common stock, subject to the terms and conditions of a stock option agreement. Two-thirds of these options vested immediately on the date of grant, and the remaining third vested on a monthly basis over a three month period starting August 1, 2005. Under the stock option agreement, Mr. Ringler’s options are exercisable for a ten-year term, and include a non-competition/non-solicitation provision.

In addition, under the letter agreement, Mr. Ringler was entitled to receive certain benefits relating to his travel and living expenses. Specifically, the Company agreed to pay for the cost of his temporary housing in Dayton, Ohio, and related living and travel expenses. He was also permitted to use the Company’s aircraft for travel to and from his Florida residence and elsewhere as needed. Mr. Ringler was permitted to use such aircraft for personal use on an availability basis, provided that such use did not exceed $35,000 in imputed income to him. The Company agreed to provide Mr. Ringler a tax gross-up payment to cover any such imputed income.

Under the letter agreement, the Company also agreed to indemnify Mr. Ringler for any Ohio state or local income taxes that may be owed by him on certain income earned from his former employer. Likewise, Mr. Ringler agreed that he would use his best efforts to avoid any such taxes.

Mr. Ringler served as President and Interim Chief Executive Officer until August 7, 2005, at which time Mr. Nuti joined the Company as the President and Chief Executive Officer, and Mr. Ringler’s letter agreement expired by its own terms.

Letter Agreement Concerning the Resignation of Mr. Hurd:

In connection with his resignation as President and Chief Executive Officer and a director of NCR as of March 30, 2005, the Compensation and Human Resource Committee of the Board of Directors, on behalf of NCR, and Mr. Hurd entered into a letter agreement dated March 29, 2005. This letter agreement set forth the terms and conditions associated with Mr. Hurd’s compensation and long term incentives upon his resignation. Specifically, the letter stated that all of Mr. Hurd’s vested stock options would remain exercisable for a period of ninety days after Mr. Hurd’s resignation date, and that unvested options and restricted shares would be forfeited upon his resignation. Mr. Hurd’s pension benefits to which he was otherwise entitled were not affected by his resignation. The letter agreement also contained confidentiality and non-competition obligations, and provided that Mr. Hurd shall not solicit certain employees of NCR for employment for a period of eighteen months. In addition, the letter agreement set forth certain post-resignation transition obligations on the part of Mr. Hurd, including participation in talent management and operational reviews, knowledge transfer to NCR’s President and Interim Chief Executive Officer, and certifications in connection with NCR’s SEC filings. Finally, the letter included a waiver and release by Mr. Hurd of claims against NCR.

Arrangement with Mr. Gagliardi:

Mr. Gagliardi received an offer letter from NCR when he joined the Company in 2001. The offer letter, dated January 15, 2001, specified his starting base salary and bonus opportunity under the NCR Management Incentive Plan, and his eligibility for annual option grants, employee benefit plans and retirement plans as routinely provided to officers at his level. In addition, under the letter, he received special relocation benefit payments in 2001 and 2002 that totaled $60,500.

Pursuant to the letter, Mr. Gagliardi also received a $175,000 sign-on bonus. In addition, Mr. Gagliardi received initial awards of stock options and restricted stock that in part compensated him for lost opportunity for compensation and equity incentives with his former employer. He received an initial one-time grant of options for 200,000 shares of NCR common stock, which included his 2001 grant of management stock options under the NCR Management Stock Plan. Mr. Gagliardi also received a special grant of 40,000 restricted shares of NCR common stock. The option and restricted stock awards vested in three and four equal annual installments, respectively, beginning on his first anniversary with the Company. These awards required that Mr. Gagliardi remain employed by NCR and included non-competition and non-solicitation restrictions.

The letter further provided that if Mr. Gagliardi’s employment is terminated involuntarily other than for Cause or Good Reason (as such terms are defined in the NCR Change in Control Severance Plan for Executive Officers described below), he will receive a cash payment equal to his annual base salary.

Mr. Gagliardi will retire from NCR as of April 1, 2006, at which time his offer letter will expire by its own terms.

Change in Control Arrangements:

NCR has a Change in Control Severance Plan that became effective January 1, 2006 and replaced a prior plan that terminated December 31, 2005. The plan has an initial term of two years with automatic one-year extensions, unless terminated by the Board at least 90 days prior to the end of the current term. The plan provides that executive officers will receive severance benefits if their employment with NCR is terminated as a result of involuntary termination without cause, or voluntary termination for good reason during the two years following certain change-in-control events (such as an acquisition, merger or liquidation of the Company). The severance benefits include (a) severance pay equal to 300% of base pay for Messrs. Nuti, Gagliardi (until the effective date of his retirement), Koehler and Bocian, and 200% of base pay for Mr. Hoak, (b) the same percentage applied to the target annual bonus under the NCR Management Incentive Plan, (c) a pro-rata long-term incentive payment, and any earned but unpaid long-term incentive payments or annual bonuses, (d) reimbursement for any excise tax liability for the severance benefits under Internal Revenue Code Section 280G, (e) continued medical and dental coverage for the officer and eligible dependents and continued life insurance for the officer for a period no longer than the end of the second full year following the change-in-control, (f) outplacement services for one year, and (g) financial counseling for one year, if the Company has an executive financial counseling program in place at the time of the change-in-control. In addition, the officer will be fully vested in any NCR stock options or other stock awards, according to the NCR Management Stock Plan. Supplemental pension benefits under the Officer Plan will also vest in full upon a change-in-control.

In order to receive the benefits of the Change in Control Severance Plan, a participant must sign, and not revoke, a release of employment-related claims against the Company and must agree not to compete with the Company and not to recruit Company employees following termination of employment.

If stockholders approve the NCR Stock Incentive Plan as presented in this proxy, upon a change-in-control any NCR stock options or other stock awards will vest in full only if the continuing company declines to assume or convert the outstanding stock options and awards.

EQUITY COMPENSATION PLAN INFORMATION

The table below shows information regarding awards outstanding and shares available for issuance under our Management Stock Plan. If the Stock Incentive Plan (see Item 4) is approved by stockholders, no additional shares will be available for issuance under the Management Stock Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders :
Management Stock Plan [1]	11,140,097	$21.53	62,069,097
Equity compensation plans not approved by security holders:	N/A	N/A	N/A

Total	11,140,097	$21.53	62,069,097

1.	The NCR Management Stock Plan was adopted with stockholder approval, effective January 1, 1997. The plan contains an evergreen provision, pursuant to which the number of shares authorized under the plan is increased by 4% of the outstanding shares on the first day of the year for a ten-year term of the plan without the need for additional board or stockholder approval. There were 73,209,194 shares authorized under the plan as of December 31, 2005. As described in Item 4 of this proxy statement, if stockholders approve the NCR Stock Incentive Plan, the NCR Management Stock Plan will be terminated; however, such termination will not affect awards previously granted and outstanding under the NCR Management Stock Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Kimberly Bocian is an employee of the Company and received compensation of approximately $202,873 during 2005. In addition, on March 1, 2005, Ms. Bocian received an award of 3,351 options to purchase shares of NCR stock. This award vests in four annual installments, beginning on March 1, 2006. On March 1, 2005, Ms. Bocian also received an award of 272 shares of restricted stock. These restricted shares vest in four annual installments beginning on March 1, 2006. Ms. Bocian is the wife of Peter Bocian, NCR’s Senior Vice President and Chief Financial Officer.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents the approximate fees for professional audit services rendered by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), for the audit of the Company’s financial statements for fiscal years 2005 and 2004, as well as the approximate worldwide fees billed for other services rendered by PwC in such years:

Service	2005	2004
Audit Fees(1)	$8,542,500	$12,018,400
Audit-Related Fees(2)	$331,400	$246,400
Subtotal	$8,873,900	$12,264,800
Tax Fees(3)	$1,669,000	$2,925,800
All Other Fees(4)	$12,100	$42,200
Subtotal	$1,681,100	$2,968,000
Total Fees	$10,555,000	$15,232,800
(1)	Includes fees required for the review and examination of NCR’s consolidated financial statements, the audit of internal control over financial reporting, quarterly reviews of interim financial statements, statutory audits, and consultations by management as to the accounting or disclosure treatment of transactions or events and the actual or potential impact of final or proposed rules, standards or interpretations by regulatory and standard setting bodies. Also includes attestation services and review services associated with the Company’s filings with the SEC. The Audit Fees presented for 2004 have been updated from the amount disclosed in last year’s proxy statement to include additional fees for Sarbanes-Oxley Section 404 attestation services of $287,000, and additional statutory audit fees of approximately $317,000.
(2)	Includes fees related to financial audits of employee benefit plans, services related to the filing of securities reports for one of the Company’s international subsidiaries, and services related to obtaining business licenses for provinces for the Company’s China entity.
(3)	Generally includes tax compliance, tax advice, tax planning and expatriate services. In 2005 and 2004 respectively, fees for tax services include:
(a)	$180,900 and $459,800 for tax compliance including the preparation, review and filing of tax returns;
(b)	in 2004 only, $84,900 for transaction tax advice and support relating to assistance with non-income tax matters such as sales, use and other taxes;
(c)	$332,700 and $619,300 for Internal Revenue Service consultation and tax audit assistance;
(d)	$56,600 and $81,500 for local country statutory financial statement services incidental to the preparation of local country tax returns, among other things, and a foreign tax consultation;
(e)	$1,098,400 and $980,500 for expatriate services including tax return preparation, tax equalization calculations, tax consultancy, and related international assignment administration services; and
(f)	in 2004 only, $699,800 for tax consulting services for projects relating to: U.S. meals and entertainment audit of $239,000, interest recomputation of $387,000, excise tax consulting of $65,000, and local tax planning of $5,600. No tax consulting services were performed in 2005.

(4)	Includes fees for all other permissible work performed by PwC that does not meet the above category descriptions. In 2005 and 2004, respectively, approximately 85% and 82% of this work related to planning, advisory and tax services in connection with the liquidation of previously-acquired corporate entities after their operational integration into the Company.
PwC has recently notified the Company and the Audit Committee of the Company’s Board of Directors that certain non-audit work performed by PwC’s affiliate in Japan for NCR’s Japanese subsidiary was potentially violative of the SEC Independence Rules on scope of services.
PwC performs expatriate and local staff tax return preparation services for certain of the Company’s employees in Japan. In conjunction with these services, PwC’s affiliated firm in Japan took custody, through a trust arrangement, of funds intended to satisfy the employees’ tax obligations and remitted payment of those funds to the local taxing authorities on behalf of the employees. As a result, PwC had custody of funds that may have belonged to the Company, which is not permitted under SEC auditor independence rules. The payment aspect of the tax return preparation services was discontinued in April 2003. The fees paid to PwC for these tax services in Japan totaled approximately $5,100 from March 2001 to April 2003.
PwC has concluded that its objectivity and impartiality were unaffected by these services and therefore its independence has not been impaired. This conclusion is based upon the nature of services, the size of the fees associated therewith, the fact that none of its personnel who were involved in providing these tax services performed any audit or audit-related services for the Company and that those professionals who did conduct the audit were unaware of the payment aspect of the tax services. In January 2006, PwC issued its latest Independence Standards Board Standard No. 1 independence letter to the Audit Committee of the Company’s Board of Directors and therein reported that it is independent under applicable standards in connection with its audit opinion for the financial statements contained in this Annual Report on Form 10-K.
The Audit Committee has discussed with PwC its independence from the Company and considered whether the non-audit services described above impaired the firm’s independence. The committee concurred with PwC that its independence was not impaired by the provision of these services, and agreed with the bases for PwC’s conclusion regarding independence listed above.

The Audit Committee has adopted policies and procedures regarding its pre-approval of the audit, audit-related, tax and all other non-audit services to be provided by the Company’s independent registered public accounting firm or its affiliates to NCR or its consolidated subsidiaries (the “Pre-Approval Policy”). This policy is designed to assure that the provision of such services does not impair the independence of the Company’s independent registered public accounting firm. Under the Pre-Approval Policy, at the beginning of each fiscal year, the Audit Committee will review the services proposed by management and the Company’s independent registered public accounting firm to be provided during that year. The committee will then provide its pre-approval based on the limitations set forth in the Pre-Approval Policy. Under the Pre-Approval Policy adopted by the Audit Committee in January 2006 for the year ending December 31, 2006, these limitations include the following:

•	In no case should NCR or its consolidated subsidiaries retain the Company’s independent registered public accounting firm or its affiliates to provide management consulting services or any non-audit services that are not permitted under applicable laws and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002 and the SEC’s related rules and regulations.

•	Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Committee. Any other non-audit services and tax consulting services will require specific pre-approvals by the Committee and a determination that such services would not impair the independence of the Company’s independent registered public accounting firm. Specific pre-approvals by the Committee will also be required for any material changes or additions to the pre-approved services.

•	The committee recommends that the ratio of total tax and all other non-audit services to total audit and audit-related services procured by the Company in a fiscal year be less than 1 to 1.

•	The committee will not permit the exclusive retention of NCR’s independent registered public accounting firm in connection with a transaction initially recommended by the independent auditors, the purpose of which may be tax avoidance and the tax treatment of which is not supported in applicable tax law.

•	Pre-approval fee levels for all services to be provided by the independent registered public accounting firm will be established annually by the Audit Committee, and updated on a quarterly basis by the committee at its regularly scheduled meetings. Any proposed services significantly exceeding these levels will require separate pre-approval by the committee.

•	The Corporate Controller will report to the committee on a quarterly basis regarding the status of all pre-approved audit, audit-related, tax and all other non-audit services provided by the Company’s independent registered public accounting firm or its affiliates to NCR or its consolidated subsidiaries.

•	Back-up documentation will be provided to the Audit Committee by management and/or the independent registered public accounting firm when requesting pre-approval of services by the Company’s independent registered public accounting firm. At the request of the committee, additional detailed documentation regarding the specific services will be provided.

•	Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the committee by the Chief Financial Officer, with the support of the independent registered public accounting firm, and must include a joint statement as to whether, in the view of management and the independent registered public accounting firm, the request or application is consistent with the SEC’s rules on auditor independence.

Under the Pre-Approval Policy, the Audit Committee has designated its Chair with limited authority to grant pre-approvals for audit, audit-related, tax and other non-audit services in the event that immediate approval of a service is needed. The Chair shall report any pre-approval decisions to the committee at its next scheduled meeting for its review and approval. The committee has not delegated to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

The audit, non-audit, tax and all other non-audit services provided by PwC to the Company, and the fees charged for such services, are actively monitored by the Audit Committee as set forth in the Pre-Approval Policy on a quarterly basis to maintain the appropriate level of objectivity and independence in the firm’s audit work for NCR. Part of the committee’s ongoing monitoring includes a review of any de minimis exceptions as provided in the applicable SEC rules for non-audit services that were not pre-approved by the committee. In 2005, of those total amounts reported above, all activities were pre-approved by the Audit Committee prior to commencement, thus no de minimis activity was reported. In 2004, 0.2% of fees paid by the Company to PwC were approved by the committee after their commencement. The Audit Committee was promptly informed and concluded the services did not impair the firm’s independence as the Company’s independent registered public accounting firm.

BOARD AUDIT COMMITTEE REPORT

The Audit Committee consists of three directors, each of whom is independent as determined by the Board of Directors under the standards set forth in the Board’s Corporate Governance Guidelines, which are based on the requirements of the listing standards of the New York Stock Exchange (“NYSE”) and the applicable rules of the U.S. Securities and Exchange Commission (“SEC”). In accordance with NYSE and SEC rules, all members are “financially literate.” In addition, two of its members are “audit committee financial experts” as defined under applicable SEC rules. A brief description of the responsibilities of the Audit Committee is set forth above under the caption “Committees of the Board.” The Audit Committee acts under a charter adopted by the Board of Directors, which is periodically reviewed and revised as appropriate. The Audit Committee charter was revised and approved by the Board of Directors in January 2004, and was again reviewed at the October 2005 meeting with no resulting changes. The Audit Committee charter is available on the Company’s corporate governance web page at http://www.ncr.com/corpgovernance/corpgov_board_charters.htm.

In general, NCR’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. PricewaterhouseCoopers, NCR’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

In the course of fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with NCR management the Company’s audited financial statements for fiscal year 2005, as well as its quarterly public earnings releases and its quarterly reports on Form 10-Q, and, together with the Board, has reviewed and discussed the Company’s annual report on Form 10-K and proxy statement. In addition, the Audit Committee met with management frequently during the year to consider the adequacy of the Company’s internal control over financial reporting and spent considerable time and effort overseeing the Company’s compliance efforts in connection with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee also discussed with NCR’s senior management and independent registered public accounting firm the process used for certifications by the Company’s Chief Executive and Chief Financial Officers for certain of the Company’s filings with the SEC, as well as the clarity and completeness of the Company’s financial disclosures. Further, the Audit Committee discussed with PricewaterhouseCoopers, the Company’s independent registered public accounting firm, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards). The Audit Committee also has received the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with PricewaterhouseCoopers its independence. In connection with its discussions concerning the independence of its independent registered public accounting firm, the Audit Committee adopted its annual policy requiring that the Audit Committee pre-approve all audit, audit-related, tax and other non-audit services provided by the Company’s independent registered public accounting firm or its affiliates to NCR or its consolidated subsidiaries. The committee also reviewed its procedures for processing and addressing complaints regarding accounting, internal controls, or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. Finally, the Audit Committee has reviewed NCR’s critical accounting policies and alternative policies, if any, with management and the Company’s independent registered public accounting firm to determine that both are in agreement that the policies currently being used are appropriate.

The Audit Committee met in executive session at its regular meetings periodically throughout the year with both PricewaterhouseCoopers and the internal auditors. It also met privately on occasion with the Chief Financial Officer and Corporate Controller of the Company, each of whom has unrestricted access to the committee.

Based on the reviews and the discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

Dated:    February 28, 2006

The Audit Committee:

Edward P. Boykin, Chair

Victor L. Lund

C.K. Prahalad

DIRECTORS’ PROPOSAL TO APPROVE THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006

(Item 2 on Proxy Card)

The Board’s Audit Committee, which is composed entirely of independent directors, appointed PricewaterhouseCoopers LLP as independent registered public accounting firm for 2006 to audit NCR’s consolidated financial statements. The Board has approved this selection and, as a matter of good corporate governance, is asking you to approve this appointment.

Based on its “Pre-Approval Policy” (as defined above on page 33) and applicable SEC rules and guidance, the Audit Committee has considered whether the provision of the tax and other non-audit services described above under the caption “Fees Paid to Independent Registered Public Accounting Firm” was compatible with maintaining PricewaterhouseCoopers’ independence and concluded that they were.

PricewaterhouseCoopers has been the Company’s independent registered public accounting firm for many years and is a leader in providing audit services to the high-technology industry. The Board believes that PricewaterhouseCoopers is well qualified to serve as NCR’s independent registered public accounting firm given its experience, global presence with offices or affiliates in or near most locations where NCR does business, and quality audit work in serving the Company. PricewaterhouseCoopers rotates its audit partners assigned to audit NCR at least once every five years and the Audit Committee has placed restrictions on the Company’s ability to hire any employees or former employees of PricewaterhouseCoopers or its affiliates.

PricewaterhouseCoopers representatives will be at the annual meeting to answer questions, and they may also make any statement they wish at the meeting.

The Board and Audit Committee recommend that you vote FOR this proposal.    If the stockholders do not approve this proposal, the Audit Committee and the Board of Directors will reconsider the appointment, but may decide to maintain its appointment of PricewaterhouseCoopers. Proxies solicited by the Board of Directors will be voted FOR this proposal, unless you specify otherwise in your proxy.

DIRECTORS’ PROPOSAL TO APPROVE THE NCR MANAGEMENT INCENTIVE PLAN

(Item 3 on Proxy Card)

Summary of the Management Incentive Plan.

At the Annual Meeting of Stockholders, we will ask the stockholders to approve the NCR Management Incentive Plan (the “MIP”) to replace the Company’s current management incentive plan. The Board of Directors adopted the MIP on January 25, 2006, subject to approval by the stockholders at the Annual Meeting of Stockholders. The purpose of the MIP is to advance the interests of NCR and its stockholders and assist NCR in attracting and retaining executive officers by providing incentives and financial rewards to such executive officers that are intended to be deductible to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). If approved by stockholders, the MIP will become effective as of January 1, 2006.

The principal features of the MIP are summarized below. This summary is qualified by reference to the full text of the MIP that is included as Exhibit A to this proxy statement.

Administration; Amendment and Termination. The MIP is administered by the Compensation and Human Resource Committee or a subcommittee of the Compensation and Human Resource Committee (the “Committee”), which has broad authority to administer and interpret the MIP and its provisions as it deems necessary and appropriate. The Committee will be composed solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. The Board of Directors reserves the right to amend or terminate the MIP at any time. Amendments to the MIP will require stockholder approval to the extent required to comply with applicable law.

Eligibility.    Board-appointed officers of NCR who are designated by the Board of Directors as “Section 16 officers” and are selected by the Committee to participate in the MIP are eligible to receive awards under the MIP. Currently, there are 9 Board-appointed officers who are designated by the Board as Section 16 officers.

Awards.    Under the MIP, each participant is eligible to receive a maximum performance award equal to a percentage of NCR’s “earnings before income taxes” for a performance period established by the Committee. “Earnings before income taxes” means the Company’s earnings before income taxes as reported in the Company’s income statement for the applicable performance period, prior to accrual of any amounts for payment under the MIP for the performance period, adjusted to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effect of tax or accounting changes, each as defined by generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements or management’s discussion and analysis.

Specifically, NCR’s Chief Executive Officer is eligible to receive a performance award equal to 1.5% of “earnings before income taxes” for the performance period and the other participants in the MIP are each eligible to receive a performance award equal to 0.75% of “earnings before income taxes” for the performance period. The actual performance award granted to a participant is determined by the Committee, which retains the discretionary authority to reduce or eliminate (but not increase) a performance award based on its consideration of, among other things, corporate or business unit performance against budgeted financial goals, achievement of non-financial goals, economic and relative performance considerations and assessments of individual performance.

The time period during which the achievement of the performance goals is to be measured shall be determined by the Committee, but may be no longer than five years and no less than six months. Within the earlier of 90 days after the beginning of each fiscal year or the expiration of 25% of a performance period, the Committee will designate one or more performance periods, determine the participants for such performance periods and affirm the applicability of the formula for determining each participant’s award.

Each award under the MIP shall be paid in cash, provided that the Committee may in its discretion determine that all or a portion of an award shall be paid in stock, restricted stock, stock options or other stock-based or stock denominated units that are issued pursuant to NCR’s equity compensation plans. An award shall be paid only after written certification by the Committee as to the attainment of the performance goals and the amount of the award. Receipt of performance awards may be deferred under certain circumstances in accordance with a deferred compensation plan approved by the Committee.

Termination of Employment.    A participant who terminates employment with NCR during a performance period due to retirement, disability or death shall be eligible to receive an award under the MIP prorated for the portion of the performance period prior to termination of employment. Subject to the discretion of the Committee to determine otherwise, if a participant terminates employment with NCR for a reason other than retirement, disability or death, no award shall be payable with respect to the performance period in which such termination occurs.

Federal Income Tax Consequences.

The following is a summary of certain federal income tax consequences of awards made under the MIP, based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the MIP. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

If an award under the MIP is paid in cash or its equivalent, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the award is paid in an amount equal to the cash or the fair market value of its equivalent, and NCR will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply. If, in accordance with the exercise of Committee discretion, a portion or all of an award under the MIP is paid to a participant in stock, restricted stock, stock options, or other stock-based or stock-denominated units, pursuant to the Stock Incentive Plan (see Item 4 of this proxy statement), the federal income tax consequences of such payment will be identical to those discussed in Item 4 of this proxy statement with respect to the Stock Incentive Plan.

Section 162(m) of the Code limits the deductibility of certain compensation of the Chief Executive Officer and the next four most highly compensated officers of publicly-held corporations. Compensation paid to such an officer during a year in excess of $1 million that is not performance-based (or does not comply with other exceptions) would not be deductible on the Company’s federal income tax return for that year. It is intended that compensation attributable to awards payable under the MIP will qualify as performance-based. The Board of Directors will evaluate from time to time the relative benefits to the Company of qualifying other awards under the MIP for deductibility under Section 162(m) of the Code.

The foregoing general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the MIP. Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the MIP.

New Plan Benefits.

The amounts of awards for fiscal year 2006 or subsequent years will be determined based upon NCR’s earnings before income taxes and, in addition, will be subject to the Committee’s right to reduce any participant’s award by any amount in its sole discretion. As a result, it is not possible to determine the amounts of awards for fiscal year 2006 or subsequent years at this time. Moreover, because the Committee can reduce each participant’s award under the MIP by any amount in its discretion, it is also not possible to determine the amounts that would have been paid for fiscal year 2005 had the MIP been in effect during such year. If the MIP had been in effect during fiscal year 2005, the maximum award payable under the MIP’s formula would have been $5,940,000 for the Chief Executive Officer (prorated among the Chief Executive Officers who served during 2005) and $2,970,000 for each of the other nine executive officer participants. We believe that, if the MIP had been in effect for the 2005 fiscal year, the Committee would have exercised its discretion to reduce each participant’s award. See the Summary Compensation table on page 22 of this proxy statement for the awards the Committee actually determined to pay our Named Executive Officers for the 2005 fiscal year.

Approval.

Under Maryland law and the charter and Bylaws of NCR, the affirmative vote of a majority of the votes cast (in person or by proxy) is required for approval of the MIP. Under Section 162(m) of the Code, the material terms of a performance goal are approved by stockholders if, in a separate vote, a majority of the votes cast on the issue are cast in favor of approval.

The Board recommends that you vote FOR this proposal.    Proxies solicited by the Board of Directors will be voted FOR this proposal, unless you specify otherwise in your proxy.

DIRECTORS’ PROPOSAL TO APPROVE THE NCR STOCK INCENTIVE PLAN

(Item 4 on Proxy Card)

Summary of the Stock Incentive Plan.

At the Annual Meeting of Stockholders, we will ask the stockholders to approve the NCR 2006 Stock Incentive Plan (the “SIP”). Our Board of Directors adopted the SIP on February 28, 2006, subject to approval by the stockholders at the Annual Meeting of Stockholders. The purpose of the SIP is to give NCR a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide NCR and its subsidiaries and affiliates with a stock plan providing incentives directly linked to stockholder value. If approved by stockholders at the Annual Meeting of Stockholders, the SIP will become effective on that date.

If the SIP is approved by NCR’s stockholders, the Company’s existing Management Stock Plan, which expires by its own terms at the end of 2006, will be terminated; however, such termination will not affect awards previously granted and outstanding under the Management Stock Plan. The Company’s 2006 annual stock grants were made on February 13, 2006. After taking into account these grants, as of the end of the day on the February 13, 2006, record date, there were outstanding awards of 11,035,029 stock options having a weighted-average exercise price of $23.31 and a weighted-average term of 6.55 years, and 1,283,437 full-value stock awards. In addition, 69,441,678 shares remained available for future awards, and these shares will be cancelled and not carried forward if NCR’s stockholders approve the SIP. If the SIP is approved, no additional shares will be available for issuance under the Management Stock Plan.

The principal features of the SIP are summarized below. This summary is qualified by reference to the full text of the SIP that is included as Exhibit B to this proxy statement.

General.    Awards granted under the SIP may be in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, other stock-based awards or any combination of those awards. The SIP provides that awards may be made under the SIP for ten years.

Administration.    Under the terms of the SIP, the SIP will be administered by the Compensation and Human Resource Committee of our Board of Directors, or by such other committee or subcommittee as may be appointed by our Board, and which consists entirely of two or more “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code (“Code”) and which will be referred to in the summary as the “Committee.” Unless and until the Board appoints any other committee or subcommittee, the SIP will be administered by the Committee. Under the terms of the SIP, the Committee can make rules and regulations and establish such procedures for the administration of the SIP as it deems appropriate.

Shares Available.    The SIP provides that the aggregate number of shares of NCR common stock that may be subject to awards under the SIP cannot exceed 12,000,000, subject to adjustment in certain circumstances to prevent dilution or enlargement. No more than 5,000,000 shares may be granted as options intended to be incentive stock options. No participant may be granted, during any consecutive 36-month period, options and stock appreciation rights covering in excess of 2,000,000 shares, or restricted stock, restricted stock units or other awards subject to the achievement of performance goals covering in excess of 750,000 shares. Shares underlying awards that expire or are forfeited or terminated without being exercised will again be available for the grant of additional awards within the limits provided by the SIP. In addition, shares underlying awards outstanding under the NCR Management Stock Plan that expire or are forfeited or terminated without being exercised or that are settled for cash will again be available for the grant of additional awards under the SIP, within the limits provided by the SIP. Shares withheld by or delivered to the Company to satisfy the exercise price of options or tax withholding obligations will not be deemed to have been issued under the SIP.

Eligibility.    The SIP provides for awards to directors, officers, employees and consultants of the Company and its subsidiaries and affiliates and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or its subsidiaries or affiliates, except that incentive stock options may only be granted to employees of the Company and its subsidiaries or parent corporation. As of the date of this proxy statement, there were approximately 615 directors, officers and employees eligible to participate in the SIP. The current executive officers of the Company named in the Summary Compensation Table under the caption “Executive Compensation” herein and each of the directors of the Company are among the individuals eligible to receive awards under the SIP.

Stock Options.    Subject to the terms and provisions of the SIP, options to purchase NCR common stock may be granted to eligible individuals at any time and from time to time as determined by the Committee. Options may be granted as incentive stock options, which are intended to qualify for favorable treatment to the recipient under Federal tax law, or as non-qualified stock options, which do not qualify for this favorable tax treatment. Subject to the limits provided in the SIP, the Committee determines the number of options granted to each recipient. Each option grant will be evidenced by a stock option agreement that specifies the option exercise price, whether the options are intended to be incentive stock options or non-qualified stock options, the duration of the options, the number of shares to which the options pertain and such additional limitations, terms and conditions as the Committee may determine, but the plan provides that in no event will the normal vesting schedule of an option provide that the option will vest before the first anniversary of the date of grant (other than in the case of death or disability).

The Committee determines the exercise price for each option granted, except that the option exercise price may not be less than 100 percent of the fair market value of a share of NCR common stock on the date of grant. As of March 6, 2006, the fair market value (as that term is defined under the SIP) of a share of NCR common stock was $39.05 per share.

All options granted under the SIP will expire no later than ten years from the date of grant. The method of exercising an option granted under the SIP will be set forth in the stock option agreement for that particular option.

At the discretion of the Committee, a stock option agreement evidencing the award of stock options may contain limitations on the exercise of options under certain circumstances upon or after the termination of employment or in the event of death, disability or retirement. Stock options are nontransferable except by will or by the laws of descent and distribution or, in the case of non-qualified stock options, as otherwise expressly permitted by the Committee. The granting of an option does not accord the recipient the rights of a stockholder, and such rights accrue only after the exercise of an option and the registration of shares of NCR common stock in the recipient’s name.

Stock Appreciation Rights.    The Committee in its discretion may grant stock appreciation rights under the SIP. A stock appreciation right entitles the holder to receive from the Company upon exercise an amount equal to the excess, if any, of the aggregate fair market value of a specified number of shares of NCR common stock that are the subject of such stock appreciation right over the aggregate exercise price for the underlying shares. At the discretion of the Committee, the agreement evidencing the award of stock appreciation rights may place limitations on the exercise of such stock appreciation rights under certain circumstances upon or after the termination of employment or in the event of death, disability, or retirement.

The Company may make payment of the amount to which the participant exercising stock appreciation rights is entitled by delivering shares of NCR common stock, cash or combination of stock and cash as set forth in the award agreement relating to the stock appreciation rights. Stock appreciation rights are not transferable except by will or the laws of descent and distribution or, with respect to stock appreciation rights that are not granted in “tandem” with an option, as expressly permitted by the Committee. Each stock appreciation right will be evidenced by an award agreement that specifies the date and terms of the award and such additional limitations, terms and conditions as the Committee may determine.

Restricted Stock.    The SIP provides for the award of shares of NCR common stock that are subject to forfeiture and restrictions on transferability (“Restricted Stock”) as set forth in the SIP and as may be otherwise determined by the Committee. Except for these restrictions and any others imposed by the Committee, upon the grant of Restricted Stock the recipient will have rights of a stockholder with respect to the Restricted Stock, including the right to vote the Restricted Stock and to receive all dividends and other distributions paid or made with respect to the Restricted Stock. During the restriction period set by the Committee, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the

Restricted Stock. Any award of Restricted Stock will be subject to vesting during a restriction period of at least three years following the date of grant, except that a restriction period of at least one year is permissible if vesting is conditioned upon the achievement of performance goals established by the Committee. An award of Restricted Stock may vest in part on a pro rata basis prior to the expiration of any restriction period, and up to five percent of shares available for grant as Restricted Stock (together with all other shares available for grant as awards under the SIP other than options, stock appreciation rights or dividend equivalent rights) may be granted with a restriction period of at least one year regardless of whether vesting is conditioned upon the achievement of performance goals.

Restricted Stock Units.    The SIP authorizes the Committee to grant restricted stock units. Restricted stock units are not shares of NCR common stock and do not entitle the recipients to the rights of a stockholder. Restricted stock units granted under the SIP may or may not be subject to performance conditions. The recipient may not sell, transfer, pledge or otherwise encumber restricted stock units granted under the SIP prior to their vesting. Restricted stock units will be settled in cash or shares of NCR common stock, in an amount based on the fair market value of NCR common stock on the settlement date.

Any award of restricted stock units will be subject to vesting during a restriction period of at least three years following the date of grant, except that a restriction period of at least one year is permissible if vesting is conditioned upon the achievement of certain performance goals established by the Committee. In addition, an award of restricted stock units may vest in part on a pro rata basis prior to the expiration of any restriction period, and up to five percent of shares available for grant as restricted stock units (together with all other shares available for grant as awards other than options, stock appreciation rights or dividend equivalent rights) may be granted with a restriction period of at least one year regardless of whether vesting is conditioned upon the achievement of performance goals.

Performance Units.    The SIP provides for the award of performance units that are valued by reference to a designated amount of property other than shares of NCR common stock. The payment of the value of a performance unit is conditioned upon the achievement of performance goals set by the Committee in granting the performance unit and may be paid in cash, shares of NCR common stock, other property or a combination thereof. The performance period for a performance unit must be at least one year. The maximum value of the property that may be paid to a participant pursuant to a performance unit in any year is $10,000,000.

Other Stock-Based Awards.    The SIP also provides for the award of shares of NCR common stock and other awards that are valued by reference to NCR common stock, including unrestricted stock, dividend equivalents and convertible debentures (collectively, “Other Stock-Based Awards”). Awards of unrestricted stock may only be granted in lieu of compensation that would otherwise be payable to the participant. Any Other Stock-Based Award that is a Full Value Award (as defined in the SIP) will be subject to vesting during a restriction period of at least three years following the date of grant, except that a restriction period of at least one year is permissible if vesting is conditioned upon the achievement of certain performance goals established by the Committee. In addition, an Other Stock-Based Award that is a Full Value Award may vest in part on a pro rata basis prior to the expiration of any restriction period, and up to five percent of shares available for grant as Other Stock-Based Awards that are Full Value Awards (together with all other shares available for grant as Full Value Awards) may be granted with a restriction period of at least one year regardless of whether vesting is conditioned upon the achievement of performance goals.

Performance Goals.    The plan provides that performance goals may be established by the Committee in connection with the grant of Restricted Stock, Restricted Stock Units, Performance Unit or Other Stock-Based Awards. In the case of an award intended to qualify for the performance-based compensation exception of Section 162(m) of the Code, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: revenues; revenue growth; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); earnings per share; operating income (including non-pension operating income); pre- or after-tax income; cash flow (before or after dividends); cash flow per share (before or after dividends); gross margin; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on assets or operating assets; economic value added (or an equivalent metric); stock price appreciation; total stockholder return (measured in terms of stock price appreciation and dividend growth); cost control; gross profit; operating profit; cash generation; unit volume; stock price; market share; sales; asset quality; cost saving levels; marketing spending efficiency; core non-interest income; or change in working capital with respect to the Company or any one or more subsidiaries, divisions, business units or business segments of the Company either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies and (ii) such performance goals will be set by the Committee within the time period and other requirements prescribed by Section 162(m) of the Code and the regulations promulgated thereunder.

Change in Control.    In the event of a Change in Control of NCR (as defined in the SIP), awards granted under the SIP that are not assumed, converted or replaced in connection with such Change in Control will vest immediately prior to the Change in Control. If awards are assumed, converted or replaced in connection with a Change in Control, and during the 24-month period following the Change in Control there is a termination of an award holder’s employment (a) by NCR for any reason other than Cause or Disability (as defined in the SIP) or (b) by certain employees who participate in NCR’s Change in Control Severance Plan or NCR’s Severance Policy, or to the extent set forth in an award agreement, for Good Reason (as defined in the SIP): (1) any option or stock appreciation right outstanding as of the date of the Change in Control that remains outstanding as of the date of termination will vest immediately and become fully exercisable until the later of the date upon which the option or stock appreciation right would expire absent the special change-in-control provision and the first anniversary of the date of termination; (2) the restrictions and deferral limitations applicable to any Restricted Stock will lapse, and any Restricted Stock outstanding as of the date of the Change in Control that remains outstanding as of the date of termination will become free of all restrictions and become fully vested and transferable; and (3) all restricted stock units outstanding as of the date of the Change in Control that remain outstanding as of the date of termination will be considered to be earned and payable in full, and any deferral or other restriction will lapse and each such restricted stock unit will be settled as promptly as practicable in accordance with the applicable award agreement.

Awards Under the SIP.    Because it is within the discretion of the Committee to determine which officers and employees receive awards and the amount and type of awards received, it is not presently possible to determine the number of individuals to whom awards will be made in the future under the SIP or the amount of the awards.

Amendment.    The Board may amend, alter or discontinue the SIP at any time. No such amendment or termination, however, may impair the rights of any holder of outstanding awards without his or her consent, except for amendments made to cause the SIP to comply with applicable law, stock exchange rules or accounting rules, and no award may be amended or otherwise subject to any action that would be treated, for accounting purposes, as a “repricing” of such award, unless such action is approved by the Company’s stockholders.

Federal Income Tax Consequences.

The following is a summary of certain federal income tax consequences of awards made under the SIP, based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the SIP. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

Non-Qualified Stock Options.    A participant will not recognize taxable income at the time of grant of a non-qualified stock option, and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company generally will be entitled to a corresponding deduction.

Incentive Stock Options.    A participant will not recognize taxable income at the time of grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within such two or one year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and the Company generally will be entitled to a corresponding deduction.

Stock Appreciation Rights.    A participant will not recognize taxable income at the time of grant of a stock appreciation right, and the Company will not be entitled to a tax deduction at such time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company generally will be entitled to a corresponding deduction.

Restricted Stock.    A participant will not recognize taxable income at the time of grant of shares of restricted stock, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Code to be taxed at such time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company is entitled to a corresponding deduction at the time the ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income. The Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Restricted Stock Units.    A participant will not recognize taxable income at the time of grant of a restricted stock unit, and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Performance Units.    A participant will not recognize taxable income at the time of grant of performance units, and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares or property delivered and the amount of cash paid by the Company, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Section 162(m).    Section 162(m) of the Code limits the deductibility of certain compensation of the Chief Executive Officer and the next four most highly compensated officers of publicly-held corporations. Compensation paid to such an officer during a year in excess of $1 million that is not performance-based (or does not comply with other exceptions) would not be deductible on the

Company’s federal income tax return for that year. It is intended that compensation attributable to stock options and stock appreciation rights granted under the SIP will qualify as performance-based. The Board of Directors will evaluate from time to time the relative benefits to the Company of qualifying other awards under the SIP for deductibility under Section 162(m) of the Code.

The foregoing general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the SIP. Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the SIP.

New Plan Benefits.

The number of options or other awards, if any, that an individual may receive under the SIP is at the discretion of the Committee and therefore cannot be determined in advance.

Approval.

Under Maryland law and the charter and Bylaws of NCR, the affirmative vote of a majority of the votes cast (in person or by proxy) is required for approval of the SIP. For the SIP to be approved under the rules of the New York Stock Exchange: (i) more than 50% in interest of all securities entitled to vote on the proposal must cast a vote on the proposal, and (ii) a majority of the votes cast must vote “FOR” the proposal. Under Section 162(m) of the Code, the material terms of a performance goal are approved by stockholders if, in a separate vote, a majority of the votes cast on the issue are cast in favor of approval.

The Board recommends that you vote FOR this proposal.    Proxies solicited by the Board of Directors will be voted FOR this proposal, unless you specify otherwise in your proxy.

DIRECTORS’ PROPOSAL TO APPROVE THE NCR EMPLOYEE STOCK PURCHASE PLAN

(Item 5 on Proxy Card)

Summary of the Employee Stock Purchase Plan.

At the Annual Meeting of Stockholders, we will ask the stockholders to approve the NCR Employee Stock Purchase Plan, (the “ESPP”). The Board of Directors adopted the ESPP on February 28, 2006, subject to approval by the stockholders at the Annual Meeting of Stockholders. The purpose of the ESPP is to provide eligible employees of NCR and its designated subsidiaries an opportunity to purchase NCR common stock through payroll deductions. It is intended to encourage ownership of NCR common stock to enable eligible employees to participate in the economic progress of the Company during the term of the plan. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). If approved by stockholders, the ESPP will become effective on January 1, 2007.

The principal features of the ESPP are summarized below. This summary is qualified by reference to the full text of the ESPP that is included as Exhibit C to this proxy statement.

Administration.    The ESPP will be administered by the Senior Vice President, Human Resources. He or she will have discretionary authority to interpret the ESPP and to establish rules and regulations relating to the ESPP from time to time and to make all other determinations necessary or advisable for the administration of the ESPP. A third party recordkeeper maintains an investment account for each participant with a record of the shares purchased by such participant.

Shares Available. The maximum number of shares of NCR common stock available for purchase under the ESPP will be 4,000,000, of which 1,900,000 shares will be newly authorized and the remainder will consist of shares previously authorized under NCR’s prior employee stock purchase plan. The aggregate number of shares will be subject to adjustment in the event of certain changes to NCR’s capital structure as described in the ESPP. The shares of NCR common stock purchased and issued under the ESPP will consist of authorized and unissued shares.

Eligibility.    Any person who is employed by NCR or any of its subsidiaries on the first business day of each month, other than those persons whose customary employment is 20 hours or less per week and/or whose customary employment is five months or less in any calendar year, is eligible to participate in the ESPP. Notwithstanding anything to the contrary contained in the ESPP, if any person entitled to purchase shares pursuant to the ESPP would be deemed to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of NCR, any parent of NCR or any subsidiary, the maximum number of shares which such person shall be entitled to purchase pursuant to the ESPP will be reduced to that number which, when added to the number of shares of stock of NCR, any parent of NCR or any subsidiary which such person is deemed to own, is one less than such 5%, and any balance remaining in such person’s account to purchase shares of NCR common stock under the ESPP will be refunded. As of the date of this proxy statement, approximately 8,760 officers and employees are eligible to participate in the ESPP.

Participation and Payroll Deductions.    Eligible employees may purchase shares of NCR common stock at below-market prices through payroll deductions during each purchase period, with amounts accumulated during each purchase period. To participate in the ESPP, an eligible employee must file a stock purchase agreement prior to February 15 or August 15 of any year the ESPP is in effect, stating the amount of the requested payroll deduction. The amount of the payroll deduction must be a whole percentage amount of the employee’s compensation (before withholding or other deductions) paid during the purchase period by the Company or any of its subsidiaries, and may not be less than 1% of such employee’s compensation nor more than 10% of such compensation. The amounts deducted from participants’ pay is reflected in an account maintained on the books and records of the Company. No interest is paid on the amounts credited to these accounts.

Deduction Changes and Withdrawal.    Employees may change their rate of payroll deduction at any time prior to February 15 or August 15 of any year the ESPP is in effect. A participant may withdraw from participation in the ESPP at any time by filing a notice of withdrawal. Upon a participant’s withdrawal, the amount credited to his or her stock purchase account will be applied to the purchase of NCR common stock on the next exercise date, which occurs on the last business date of the month. A participant who withdraws from the ESPP may again become a participant by filing a new stock purchase agreement in accordance with the procedures described above.

Purchase of Shares.    Funds held in a participant’s account on the last business day of each month will be used to purchase shares of NCR common stock for the participant. The purchase price on each such date shall be 95% of the average of the reported highest and lowest sale prices of shares of NCR common stock on the New York Stock Exchange on that date. On March 6, 2006, the average of reported highest and lowest sale prices of shares of NCR common stock on the New York Stock Exchange was $39.05. Dividends on shares purchased and held in a participant’s account are credited to the participant’s account and will be used to purchase additional shares on the next monthly exercise date, unless the participant elects not to have such dividends reinvested.

The provisions of the ESPP do not impose restrictions upon the resale by holders of the NCR common stock acquired under the ESPP. Certain resale restrictions are imposed, however, by the terms of NCR’s insider trading and confidentiality policies and the provisions of the federal securities laws. A participant may at any time direct the third-party recordkeeper to sell some or all of the shares credited to the participant’s investment account.

A participant’s rights under the ESPP are not transferable by the participant during his or her lifetime.

Limitations on Purchases of Shares.     Notwithstanding anything to the contrary in the ESPP, a participant may not purchase more than 50,000 shares of NCR common stock on any purchase date. Further notwithstanding anything in the ESPP to the contrary, if at any time when a participant is entitled to complete the purchase of any shares pursuant to the ESPP, taking into account such person’s rights to purchase stock under all other employee stock purchase plans of NCR, any parent of NCR or any of its subsidiaries, the result would be that during the then current calendar year such person would have first become entitled to purchase under the ESPP and all such other plans a number of shares of stock which would exceed the maximum number of shares permitted by the provisions of Section 423(b)(8) of the Code, then the number of shares which such person shall be entitled to purchase pursuant to the ESPP shall be reduced by the number which is one more than the number of shares which represents the excess, and any remaining balance of the participant’s payroll deductions shall be refunded.

Termination of Participation.    When a participant ceases to be an employee of NCR and its eligible subsidiaries for any reason, the amount credited to the participant’s stock purchase account on the date of termination will be used to purchase shares of NCR common stock on the next applicable purchase date. Within 60 days after the date of termination, the participant may elect to liquidate his or her account by providing instructions to the ESPP recordkeeper. If the recordkeeper receives no directions from the participant within 60 days after the date of termination, a notice of issuance of uncertificated shares reflecting the number of full shares of NCR common stock held for the participant’s benefit, and the cash equivalent for any fractional share so held, will be delivered to the participant.

Amendment and Termination of the ESPP.    The Board of Directors may amend the ESPP at any time and for any reason, provided that, without approval of the stockholders of NCR, no amendment may increase the number of shares of NCR common stock reserved for purchase under the ESPP or reduce the purchase price per share below 95% of the average of the highest and lowest sale prices of shares of NCR common stock on the New York Stock Exchange on the applicable purchase date.

The ESPP will continue in effect through December 31, 2016, unless the Board of Directors terminates the ESPP. Upon termination or expiration of the ESPP, the entire amount credited to the stock purchase account of each participant shall be refunded to such participant.

Federal Income Tax Consequences.

The following is a summary of certain federal income tax consequences under the ESPP, based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the ESPP. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

The ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under Section 423 of the Code, an eligible employee who elects to participate in the ESPP will not recognize any taxable income at the time shares are purchased under the ESPP for the employee.

If a participant disposes of the shares purchased under the ESPP after two years from the applicable exercise date and the amount realized exceeds the purchase price, the participant will recognize compensation taxable as ordinary income in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the exercise date over the purchase price and (b) the amount realized on such disposition over the purchase price. The participant’s cost basis in the shares will be increased by the amount of ordinary income recognized by the participant. In addition, if the amount realized on such disposition exceeds the fair market value of the shares on the exercise date, such excess will be taxed as long term capital gain. If the amount realized on such disposition is less than the purchase price of the shares under the ESPP, the participant will recognize long term capital loss in the amount of the difference between the purchase price and the amount realized. The Company will not be entitled to any deduction with respect to a disposition of the shares occurring under these circumstances.

If the participant disposes of the shares purchased under the ESPP within two years after the applicable exercise date, the participant will recognize compensation taxable as ordinary income, and the Company will be entitled to a corresponding deduction, in an amount equal to the excess of the fair market value of the shares on the applicable exercise date over the purchase price of the shares under the ESPP. The participant’s cost basis in the shares will be increased by the amount of the ordinary income recognized by such participant. In addition, upon such disposition of the shares, the participant will recognize capital gain or loss equal to the difference between the amount realized on such disposition and the participant’s cost basis in the shares, as so increased. The Company will not be entitled to any deduction with respect to the amount recognized by such participant as a capital gain.

The foregoing general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the ESPP. Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the ESPP.

New Plan Benefits.

The benefits that might be received by employees under the ESPP cannot be determined because the benefits depend upon the degree of participation by employees and the trading price of the Common Stock in future purchase periods.

Approval.

Under Maryland law and the charter and Bylaws of NCR, the affirmative vote of a majority of the votes cast (in person or by proxy) is required for approval of the ESPP. For the ESPP to be approved under the rules of the New York Stock Exchange: (i) more than 50% in interest of all securities entitled to vote on the proposal must cast a vote on the proposal, and (ii) a majority of the votes cast must vote “FOR” the proposal.

The Board recommends that you vote FOR this proposal.    Proxies solicited by the Board of Directors will be voted FOR this proposal, unless you specify otherwise in your proxy.

OTHER MATTERS

The Board of Directors does not know of any matters that will be brought before the annual meeting other than those listed in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including consideration of a motion to adjourn the meeting to another time or place, the individuals named on the enclosed form of proxy will have authority to vote in their discretion.

ADDITIONAL INFORMATION

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies in connection with the annual meeting. Proxies may be solicited on our behalf through the mail, in person, by telephone, electronic transmission, or facsimile transmission. We have hired Georgeson Shareholder Communications Inc., to assist in the solicitation of proxies, at an estimated cost of $15,000, plus reimbursement of reasonable out-of-pocket expenses. In accordance with the SEC and the New York Stock Exchange rules, NCR will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses of sending proxies and proxy materials to the beneficial owners of NCR common stock.

Procedures for Stockholder Proposals and Nominations

Under NCR’s Bylaws, nominations for directors at an annual meeting may be made only by (1) the Board of Directors or a committee of the Board, or (2) a stockholder entitled to vote who has delivered notice to the Company within 90 to 120 days before the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting.

Our Bylaws also provide that business may not be brought before an annual meeting unless it is (1) specified in the notice of meeting (which includes stockholder proposals that the Company is required to include in its proxy statement under SEC Rule 14a-8), (2) brought before the meeting by or at the direction of the Board, or (3) brought by a stockholder entitled to vote who has delivered notice to the Company (containing certain information specified in the Bylaws) within 90 to 120 days before the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting. In addition, you must comply with SEC Rule 14a-8 to have your proposal included in the Company’s proxy statement.

A copy of the full text of the Company’s Bylaws may be obtained upon written request to the Corporate Secretary at the address provided on page 15 of this proxy statement.

Stockholder Proposals for 2007 Annual Meeting

Stockholders interested in presenting a proposal for consideration at NCR’s annual meeting of stockholders in 2007 must follow the procedures found in SEC Rule 14a-8 and the Company’s Bylaws. To be eligible for inclusion in the Company’s 2007 proxy materials, all qualified proposals must be received by NCR’s Corporate Secretary no later than November 20, 2006. Stockholder proposals submitted after that date but before December 20, 2006, may be presented at the annual meeting if such proposal complies with the Company’s Bylaws, but will not be included in the Company’s proxy materials. If a stockholder proposal is received after December 20, 2006, and is properly brought before the meeting, the persons named on the proxy card may vote in their discretion regarding such proposal all of the shares for which we have received proxies for the annual meeting.

The above notice and proxy statement are sent by order of the Board of Directors.

Jonathan S. Hoak

Senior Vice President,

General Counsel and Secretary

Dated:    March 10, 2006

EXHIBIT A

NCR MANAGEMENT INCENTIVE PLAN

Effective January 1, 2006

PREAMBLE

This NCR Management Incentive Plan (“Plan”) is adopted effective January 1, 2006, by the Board of Directors of NCR Corporation (“Company”). The purpose of the Plan is to advance the interests of the Company and its stockholders and assist the Company in attracting and retaining executive officers by providing incentives and financial rewards to such executive officers that are intended to be deductible to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. This Plan is subject to stockholder approval with respect to amounts that may become payable under the Plan for fiscal year 2006 and thereafter and shall be null and void and of no further effect if such stockholder approval is not obtained.

ARTICLE I

Definitions

1.1	Award means an award of incentive compensation pursuant to the Plan.

1.2	Code means the Internal Revenue Code of 1986, as amended.

1.3	Committee means the Compensation and Human Resource Committee of the Board of Directors of the Company, or a subcommittee thereof consisting of members appointed from time to time by the Board of Directors of the Company, and shall comprise not less than such number of directors as shall be required to permit the Plan to satisfy the requirements of Code Section 162(m). The Committee administering the Plan shall be composed solely of “outside directors” within the meaning of Code Section 162(m).

1.4	Company means NCR Corporation, a Maryland corporation.

1.5	Disability means a total and permanent disability that causes a Participant to be eligible to receive long term disability benefits from the NCR Long Term Disability Plan, or any similar plan or program sponsored by a subsidiary or branch of the Company.

1.6	Executive Officers means Board-appointed officers of the Company who are designated by the Board as “Section 16 officers.”

1.7	Participant means an Executive Officer who is selected by the Committee to participate in the Plan.

1.8	Performance Period means the time period during which the achievement of the performance goals is to be measured.

1.9	Plan means this NCR Management Incentive Plan.

1.10	Retirement means termination of employment with the Company or an affiliated company when a Participant is age 55 or older.

ARTICLE II

Eligibility and Participation

2.1	Eligibility and Participation. The Committee shall select Executive Officers of the Company who are eligible to receive Awards under the Plan, and who shall be Participants in the Plan during any Performance Period in which they may earn an Award.

ARTICLE III

Terms of Awards

3.1	Calculation of Awards. The Award payable under the Plan for a Performance Period is equal to 1.5% of “Earnings Before Income Taxes” for the Chief Executive Officer for the Performance Period and 0.75% of Earnings Before Income Taxes for each of the other participants for the Performance Period.

“Earnings Before Income Taxes” means the Company’s earnings before income taxes as reported in the Company’s income statement for the applicable Performance Period, prior to accrual of any amounts for payment under the Plan for the Performance Period, adjusted to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effect of tax or accounting changes, each as defined by generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements or management’s discussion and analysis.

3.2	Discretionary Adjustment. The Committee may not increase the amount payable under the Plan or with respect to an Award pursuant to Section 3.1, but retains the discretionary authority to reduce the amount. The Committee may establish factors to take into consideration in implementing its discretion, including, but not limited to, corporate or business unit performance against budgeted financial goals (e.g., operating income or revenue), achievement of non-financial goals, economic and relative performance considerations and assessments of individual performance.

3.3	Form of Payment. Each Award under the Plan shall be paid in cash or its equivalent. The Committee in its discretion may determine that all or a portion of an Award shall be paid in stock, restricted stock, stock options, or other stock-based or stock denominated units, which shall be issued pursuant to the Company’s equity compensation plans in existence at the time of the grant.

3.4	Timing of Payment. Payment of Awards will be made as soon as practicable following determination of and certification of the Award, but in no event more than two and a half months after the end of the calendar year with respect to which such Award was earned, unless the a Participant has, prior to the grant of an Award, submitted an election to defer receipt of the Award in accordance with a deferred compensation plan approved by the Committee.

3.5	Performance Period. Within 90 days after the commencement of each fiscal year or, if earlier, by the expiration of 25% of a Performance Period, the Committee will designate one or more Performance Periods, determine the Participants for the Performance Periods and affirm the applicability of the Plan’s formula for determining the Award for each Participant for the Performance Periods. The time period during which the achievement of the performance goals is to be measured shall be determined by the Committee, but may be no longer than five years and no less than six months.

3.6	Certification. Following the close of each Performance Period and prior to payment of any amount to any Participant under the Plan, the Committee will certify in writing as to the attainment of the performance goals and the amount of the Award.

ARTICLE IV

New Hires, Promotions and Terminations

4.1	New Participants During the Performance Period. If an individual is newly hired or promoted during a calendar year into a position eligible for participation in the Plan, he or she shall be eligible for an Award under the Plan for the Performance Period, prorated for the portion of the Performance Period following the date of eligibility for the Plan.

4.2	Retirement, Disability or Death. A Participant who terminates employment with the Company during a Performance Period due to Retirement, Disability or death shall be eligible to receive an Award prorated for the portion of the Performance Period prior to termination of employment. Awards payable in the event of death shall be paid to the Participant’s estate.

4.3	Termination of Employment. If a Participant terminates employment with the Company for a reason other than Retirement, Disability or death, unless otherwise determined by the Committee, no Award shall be payable with respect to the Performance Period in which such termination occurs.

ARTICLE V

Miscellaneous

5.1	Withholding Taxes. The Company shall have the right to make payment of Awards net of any applicable federal, state and local taxes required to be withheld, or to require the Participant to pay such withholding taxes. If the Participant fails to make such tax payments as required, the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.

5.2	Nontransferability. No Award may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, including assignment pursuant to a domestic relations order, during the time in which the requirement of continued employment or attainment of performance objectives has not been achieved. Each Award shall be paid during the Participant’s lifetime only to the Participant, or, if permissible under applicable law, to the Participant’s legal representatives. No Award shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, or torts of the Participant.

5.3	Administration. The Committee shall administer the Plan, interpret the terms of the Plan, amend and rescind rules relating to the Plan, and determine the rights and obligations of Participants under the Plan. The Committee may delegate any of its authority as it solely determines. In administering the Plan, the Committee may at its option employ compensation consultants, accountants and counsel and other persons to assist or render advice to the Committee, all at the expense of the Company. All decisions of the Committee shall be final and binding upon all parties including the Company, its stockholders, and the Participants. The provisions of this Plan are intended to ensure that all Awards granted hereunder qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, and this Plan shall be interpreted and operated consistent with that intention.

5.4	Severability. If any provisions of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision will be stricken as to such jurisdiction, and the remainder of the Plan or Award shall remain in full force and effect.

5.5	No Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

5.6	Employment at Will. Neither the adoption of the Plan, eligibility of any person to participate, nor payment of an Award to a Participant shall be construed to confer upon any person a right to be continued in the employ of the Company. The Company expressly reserves the right to discharge any Participant whenever in the sole discretion of the Company its interest may so require.

5.7	Amendment or Termination of the Plan. The Board of Directors of the Company reserves the right to amend or terminate the Plan at any time with respect to future Awards to Participants. Amendments to the Plan will require stockholder approval to the extent required to comply with applicable law, including the exemption under Code Section 162(m).

5.8

Non-Exclusivity of Plan.    Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, cash or equity-based compensation arrangements, either tied to performance or otherwise.

5.9	Dispute Resolution. The Plan and any agreements hereunder shall be interpreted in accordance with the laws of the State of Maryland and applicable federal law. Any controversy or claim related in any way to the Plan shall be resolved by arbitration on a de novo standard pursuant to this paragraph and the then current rules of the American Arbitration Association. The arbitration shall be held in Dayton, Ohio, before an arbitrator who is an attorney knowledgeable of employment law. The arbitrator’s decision and award shall be final and binding and may be entered in any court having jurisdiction thereof. The arbitrator shall not have the power to award punitive or exemplary damages. Issues of arbitrability shall be determined in accordance with the federal substantive and procedural laws relating to arbitration; all other aspects shall be interpreted in accordance with the laws of the State of Ohio. Each party shall bear its own attorneys’ fees associated with the arbitration and other costs and expenses of the arbitration shall be borne as provided by the rules of the American Arbitration Association; provided, however, that if the participant is the prevailing party, the Company shall reimburse the Participant for reasonable attorneys’ fees and expenses and arbitration expenses incurred in connection with the dispute.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed on this      day of                     , 2006.

FOR NCR CORPORATION

By:

Name:

Title:

EXHIBIT B

NCR CORPORATION

2006 STOCK INCENTIVE PLAN

SECTION 1.    Purpose; Definitions

The purpose of this Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a stock plan providing incentives directly linked to stockholder value. Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:

(a)    “Affiliate” means a corporation or other entity controlled by, controlling or under common control with, the Company.

(b)    “Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

(c)    “Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Units or Other Stock-Based Award granted pursuant to the terms of this Plan.

(d)    “Award Agreement” means a written document or agreement setting forth the terms and conditions of a specific Award.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of the Participant for committing a felony under federal law or the law of the state in which such action occurred, (B) dishonesty in the course of fulfilling the Participant’s employment duties, (C) failure on the part of the Participant to perform substantially such Participant’s employment duties in any material respect, (D) a material violation of the Company’s ethics and compliance program, or (E) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant’s Award Agreement. Notwithstanding the general rule of Section 2(c), following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

(g)    “Change in Control” has the meaning set forth in Section 10(b).

(h)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(i)    “Commission” means the Securities and Exchange Commission or any successor agency.

(j)    “Committee” has the meaning set forth in Section 2(a).

(k)    “Common Stock” means common stock, par value $.01 per share, of the Company.

(l)    “Company” means NCR Corporation, a Maryland corporation.

(m)    “Disability” means (i) “Disability” as defined in any Individual Agreement to which the Participant is a party, (ii) if there is no such Individual Agreement or it does not define “Disability,” (A) permanent and total disability as determined under the Company’s long-term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant, “Disability” as determined by the Committee.

(n)    “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

(o)    “Eligible Individuals” means directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates.

(p)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(q)    “Fair Market Value” means, unless otherwise determined by the Committee, the average of the high and low sale prices of a share of Common Stock on the Applicable Exchange on the date of measurement, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion.

(r)    “Free-Standing SAR” has the meaning set forth in Section 5(b).

(s)    “Full Value Award” means any Award other than an Option or Stock Appreciation Right or dividend equivalent right.

(t)    “Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award, or (ii) such later date as the Committee shall provide in such resolution.

(u)    “Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

(v)    “Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

(w)    “Nonqualified Option” means any Option that is not an Incentive Stock Option.

(x)    “Option” means an Award granted under Section 5.

(y)    “Other Stock-Based Award” means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation), unrestricted stock, dividend equivalents, and convertible debentures.

(z)    “Participant” means an Eligible Individual to whom an Award is or has been granted.

(aa)    “Performance Goals” means the performance goals established by the Committee in connection with the grant of Restricted Stock, Restricted Stock Units, Performance Units or Other Stock-Based Awards. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: revenues; revenue growth; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); earnings per share; operating income (including non-pension operating income); pre- or after-tax income; cash flow (before or after dividends); cash flow per share (before or after dividends); gross margin; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on assets or operating assets; economic value added (or an equivalent metric); stock price appreciation; total stockholder return (measured in terms of stock price appreciation and dividend growth); cost control; gross profit; operating profit; cash generation; unit volume; stock price; market share; sales; asset quality; cost saving levels; marketing-spending efficiency; core non-interest income; or change in working capital with respect to the Company or any one or more subsidiaries, divisions, business units or business segments of the Company either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and the regulations promulgated thereunder.

(bb)    “Performance Period” means that period established by the Committee at the time any Performance Unit is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured.

(cc)    “Performance Unit” means any Award granted under Section 8 of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(dd)    “Plan” means this NCR Corporation 2006 Stock Incentive Plan, as set forth herein and as hereafter amended from time to time.

(ee)    “Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 11.

(ff)    “Restricted Stock” means an Award granted under Section 6.

(gg)    “Restricted Stock Units” means an Award granted under Section 7.

(hh)    “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(ii)    “Senior Manager” means any manager of the Company or any Affiliate holding a position at a salary grade of 15 or higher or any future grade that is the equivalent thereof.

(jj)    “Share” means a share of Common Stock.

(kk)    “Stock Appreciation Right” has the meaning set forth in Section 5(b).

(ll)    “Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(mm)    “Tandem SAR” has the meaning set forth in Section 5(b).

(nn)    “Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

(oo)    “Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, if a Participant’s employment with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment.

SECTION 2.    Administration

(a)    Committee.    The Plan shall be administered by the Compensation and Human Resource Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. The Committee shall, subject to Section 11, have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms of the Plan:

(i)    to select the Eligible Individuals to whom Awards may from time to time be granted;

(ii)    to determine whether and to what extent Incentive Stock Options, Nonqualified Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Other Stock-Based Awards, or any combination thereof, are to be granted hereunder;

(iii)    to determine the number of Shares to be covered by each Award granted hereunder;

(iv)    to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(v)    subject to Section 12, to modify, amend or adjust the terms and conditions of any Award;

(vi)    to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(vii)    to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

(viii)    determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

(ix)    to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and

(x)    to otherwise administer the Plan.

(b)    Procedures.

(i)    The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

(ii)    Subject to Section 11(c), any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c)    Discretion of Committee.    Subject to Section 1(f), any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.

(d)    Cancellation or Suspension.    The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended. In particular, but without limitation, all outstanding Awards to any Participant may be canceled if the Participant, without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest, as determined by the Committee or any one or more Senior Managers or committee of Senior Managers to whom the authority to make such determination is delegated by the Committee.

(e)    Award Agreements.    The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 12 hereof.

SECTION 3.    Common Stock Subject to Plan

(a)    Plan Maximums.    The maximum number of Shares that may be granted pursuant to Awards under the Plan shall be 12,000,000. The maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be 5,000,000 Shares and shall not be affected by the provisions of Section 3(c)(ii). Shares subject to an Award under the Plan may be authorized and unissued Shares.

(b)    Individual Limits.    No Participant may be granted Options and Free-Standing SARs covering in excess of 2,000,000 Shares, or Restricted Stock and Restricted Stock Units or other award subject to Performance Goals covering in excess of 750,000 Shares, in either case, during any consecutive 36-month period.

(c)    Rules for Calculating Shares Delivered.

(i)    To the extent that any Award is forfeited, or any Option and the related Tandem SAR (if any) or Free-Standing SAR terminates, expires or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under the Plan.

(ii)    If the exercise price of any Option and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares (either actually or through attestation) or withholding Shares relating to such Award or if any Shares subject to an Award shall otherwise not be delivered in settlement of such Award (including upon the exercise of a Stock Appreciation Right), only the net number of Shares received by the Participant shall be deemed to have been issued for purposes of the maximum number of Shares in the first sentence of Section 3(a).

(iii)    The provisions of Section 3(c)(i) and 3(c)(ii) shall also apply to awards granted under the Management Stock Plan that are outstanding on the Effective Date such that any Shares subject to such awards that are forfeited or terminated, expire, lapse without being exercised or are settled for cash shall again be available for Awards under the Plan.

(d)    Adjustment Provision.    In the event of (i) a stock dividend, stock split, reverse stock split, extra-ordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), or (ii) a merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and Stock Appreciation Rights. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which stockholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid), provided, that in the event of the cancellation of such Awards pursuant to this clause (1), the Awards shall vest in full immediately prior to the consummation of such Corporate Transaction; (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust in its sole discretion the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or the Company’s SEC filings, provided that in the case of Performance Goals applicable to any Qualified Performance-Based Awards, such adjustment does not violate Section 162(m) of the Code.

SECTION 4.    Eligibility

Awards may be granted under the Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).

SECTION 5.    Options and Stock Appreciation Rights

(a)    Types of Options.    Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option.

(b)    Types and Nature of Stock Appreciation Rights.    Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with an Option, or “Free-Standing SARs,” which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

(c)    Tandem SARs.    A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

(d)    Exercise Price.    The exercise price per Share subject to an Option or Free-Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date. In no event may any Option or Free-Standing SAR granted under this Plan be amended, other than pursuant to Section 3(d), to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Option or Free-Standing SAR with a lower exercise price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or Free-Standing SAR, unless such amendment, cancellation, or action is approved by the Company’s stockholders.

(e)    Term.    The Term of each Option and each Free-Standing SAR shall be fixed by the Committee, but shall not exceed ten years from the Grant Date (except in the case of death or Disability).

(f)    Vesting and Exercisability.    Except as otherwise provided herein, Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee, provided that in no event shall the normal vesting schedule of an Option or Free-Standing SAR provide that such Option or Free-Standing SAR vest prior to the first anniversary of the date of grant (other than in the case of death or Disability). If the Committee provides that any Option or Free-Standing SAR will become exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.

(g)    Method of Exercise.    The method of exercising Options and SARs shall be set forth in the applicable Award Agreement.

(h)    Delivery; Rights of Stockholders.    No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14(a), and (iii) in the case of an Option, has paid in full for such Shares.

(i)    Nontransferability of Options and Stock Appreciation Rights.    No Option or Free-Standing SAR shall be transferable by a Participant other than (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option or Free-Standing SAR, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. A Tandem SAR shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5(i), it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

SECTION 6.    Restricted Stock

(a)    Nature of Awards and Certificates.    Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the NCR Corporation, 2006 Stock Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of NCR Corporation, 1700 S. Patterson Blvd., Dayton, Ohio 45479.”

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(b)    Terms and Conditions.    Shares of Restricted Stock shall be subject to the following terms and conditions:

(i)    The Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award, in which event it shall condition the grant or vesting, as applicable, of such Restricted Stock upon the attainment of Performance Goals. If the Committee does not designate an Award of Restricted Stock as a Qualified Performance-Based Award, it may also condition the grant or vesting thereof upon the attainment of Performance Goals. Regardless of whether an Award of Restricted Stock is a Qualified Performance-Based Award, the Committee may also condition the grant or vesting thereof upon the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient.

(ii)    Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Award for which such Participant’s continued service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable Performance Goals (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock. Subject to the terms of the Plan, any Award of Restricted Stock shall be subject to vesting during the Restriction Period of at least three years following the date of grant, provided that a Restriction Period of at least one year following the date of grant is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further that an Award may vest in part on a pro rata basis prior to the expiration of any Restriction Period, provided, further, that up to five percent of Shares available for grant as Restricted Stock (together with all other Shares available for grant as Full Value Awards) may be granted with a Restriction Period of at least one year following the date of grant regardless of whether vesting is conditioned upon the achievement of Performance Goals.

(iii)    Except as provided in this Section 6 and in the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and subject to Section 14(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 3(d), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.

(iv)    If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

SECTION 7.    Restricted Stock Units

(a)    Nature of Awards.    Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares, or both, based upon the Fair Market Value of a specified number of Shares.

(b)    Terms and Conditions.    Restricted Stock Units shall be subject to the following terms and conditions:

(i)    The Committee may, in connection with the grant of Restricted Stock Units, designate them as Qualified Performance-Based Awards, in which event it shall condition the vesting thereof upon the attainment of Performance Goals. If the Committee does not designate Restricted Stock Units as Qualified Performance-Based Awards, it may also condition the vesting thereof upon the attainment of Performance Goals. Regardless of whether Restricted Stock Units are Qualified Performance-Based Awards, the Committee may also condition the vesting thereof upon the continued service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits.

(ii)    Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Units Award for which such Participant’s continued service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable Performance Goals (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units. Subject to the terms of the Plan, any Restricted Stock Unit Awards shall be subject to vesting during the Restriction Period of at least three years following the date of grant, provided that a Restriction Period of at least one year following the date of grant is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further that a Restricted Stock Unit Award may vest in part on a pro rata basis prior to the expiration of any Restriction Period, provided, further, that up to five percent of Shares available for grant as Restricted Stock Units (together with all other Shares available for grant as Full Value Awards) may be granted with a Restriction Period of at least one year following the date of grant regardless of whether vesting is conditioned upon the achievement of Performance Goals.

(iii)    The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 14(e) below).

SECTION 8.    Performance Units.

Performance Units may be issued hereunder to Eligible Individuals, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The Performance Goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Unit, provided that the Performance Period shall be no less than one year following the date of grant. The Committee may, in connection with the grant of Performance Units, designate them as Qualified Performance-Based Awards. The conditions for grant or vesting and the other provisions of Performance Units (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Performance Units may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Units may be paid in a lump sum or in installments following the close of the Performance Period. The maximum value of the property, including cash, that may be paid or distributed to any Participant pursuant to a grant of Performance Units made in any one calendar year shall be ten million dollars ($10,000,000).

SECTION 9.    Other Stock-Based Awards

Other Stock-Based Awards may be granted under the Plan, provided that any Other Stock-Based Awards that are Awards of Common Stock that are unrestricted shall only be granted in lieu of other compensation due and payable to the Participant. Subject to the terms of the Plan, any Other Stock-Based Award that is a Full Value Award shall be subject to vesting during a Restriction Period of at least three years following the date of grant, provided that a Restriction Period of at least one year following the date of grant is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further that an Other Stock-Based Award that is a Full Value Award may vest in part on a pro rata basis prior to the expiration of any Restriction Period, provided, further, that up to five percent of Shares available for grant as Other Stock-Based Awards that are Full Value Awards (together with all other Shares available for grant as Full Value Awards) may be granted with a Restriction Period of at least one year following the date of grant regardless of whether vesting is conditioned upon the achievement of Performance Goals.

SECTION 10.    Change in Control Provisions

(a)    Impact of Event.    Unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, unless Awards are not assumed, converted or replaced in which case such Awards shall vest immediately prior to the Change in Control, upon a Participant’s Termination of Employment, during the 24-month period following a Change in Control, (x) by the Company other than for Cause or Disability or (y) for Participants who are participants in the NCR Change in Control Severance Plan (the “CIC Severance Plan”), for Participants who participate in a NCR Severance Policy (“Severance Policy”) at a level that provides the Participant with the opportunity to resign for “good reason,” and for other Participants to the extent set forth in an Award Agreement, by the Participant for Good Reason (as defined below):

(i)    any Options and Stock Appreciation Rights outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be fully exercisable and vested and shall remain exercisable until the later of (A) the last date on which such Option or Stock Appreciation Right would be exercisable in the absence of this Section 10(a) and (B) the first anniversary of such Termination of Employment, provided that in no event shall the Option or Stock Appreciation Right be exercisable beyond the expiration of the Term of such Option or Stock Appreciation Right;

(ii)    the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall become free of all restrictions and become fully vested and transferable; and

(iii)    all Restricted Stock Units outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Restricted Stock Units shall be settled as promptly as is practicable in (subject to Section 3(d)) the form set forth in the applicable Award Agreement.

For purposes of this Section 10, “Good Reason” means if the Participant is a participant in the CIC Severance Plan or is subject to the Severance Policy, “Good Reason” as defined in the CIC Severance Plan or the Severance Policy, as applicable, or, if the Participant is not a participant in the CIC Severance Plan or the Severance Policy, as applicable, “Good Reason” as defined in any Individual Agreement or Award Agreement to which the applicable Participant is a party.

(b)    Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean any of the following events:

(i)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (a) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (d) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 10(b); or

(ii)    Individuals who, as of the date of this Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)    Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

(iv)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

SECTION 11.    Qualified Performance-Based Awards; Section 16(b)

(a)    The provisions of this Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention (including, without limitation, to require that all such Awards be granted by a committee composed solely of members who satisfy the requirements for being “outside directors” for purposes of the Section 162(m) Exemption (“Outside Directors”)). When granting any Award other than an Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of Outside Directors). Within 90 days after the commencement of a Performance Period or, if earlier, by the expiration of 25% of a Performance Period, the Committee will designate one or more Performance Periods, determine the Participants for the Performance Periods and establish the Performance Goals for the Performance Periods.

(b)    Each Qualified Performance-Based Award (other than an Option or Stock Appreciation Right) shall be earned, vested and payable (as applicable) only upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate, and no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under this Plan with respect to a Qualified Performance-Based Award under this Plan, in any manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

(c)    The full Board shall not be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

(d)    The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

SECTION 12.    Term, Amendment and Termination

(a)    Effectiveness.    The Plan was adopted by the Board on February 28, 2006, and will be effective as of the date (the “Effective Date”) it is approved by a least a majority of the outstanding shares of the Company.

(b)    Termination.    The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

(c)    Amendment of Plan.    The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

(d)    Amendment of Awards.    Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption or without the Participant’s consent materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

SECTION 13.    Unfunded Status of Plan

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

SECTION 14.    General Provisions

(a)    Conditions for Issuance.    The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b)    Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c)    No Contract of Employment.    The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

(d)    Required Taxes.    No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e)    Limitation on Dividend Reinvestment and Dividend Equivalents.    Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 14(e).

(f)    Designation of Death Beneficiary.    The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible Individual, after such Participant’s death, may be exercised.

(g)    Subsidiary Employees.    In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled should revert to the Company.

(h)    Governing Law and Interpretation.    The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Marlyand, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

(i)    Non-Transferability.    Except as otherwise provided in Section 5(i) or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

(j)    Foreign Employees and Foreign Law Considerations.    The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

(k)    Deferrals.    The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed on this      day of                     , 2006.

FOR NCR CORPORATION

By:

Name:

Title:

EXHIBIT C

NCR EMPLOYEE STOCK PURCHASE PLAN

1.    Purpose

The NCR Employee Stock Purchase Plan (“Plan”) provides Eligible Employees with an opportunity to purchase NCR Common Stock through payroll deductions and is intended as an employment incentive and to encourage ownership of NCR Common Stock to enable Eligible Employees to participate in the economic progress of NCR Corporation (“NCR”) during the term of the Plan.

The Company intends to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

This Plan will be effective January 1, 2007.

2.    Definitions

2.1    “Affiliate” means any person that directly, or through one or more intermediaries, controls, or is controlled by, or under common control with, the Company.

2.2    “Beneficiary” has the meaning set forth in Section 15.

2.3    “Board of Directors” means the Board of Directors of the Company.

2.4    “Code” means the Internal Revenue Code of 1986, as amended.

2.5    “Company” means NCR Corporation, a Maryland corporation.

2.6    “Compensation” means the total amount received by a Participant from the Company or a Subsidiary as salary, wages, bonus or other remuneration including (i) overseas premium pay, (ii) appropriate commission or other earnings by sales personnel, (iii) overtime pay, (iv) payments for cost-of-living increases, and (v) sick pay, but excluding contributions of the Company or a Subsidiary to an employee benefit plan thereof.

2.7    “Continuous Service” means the length of time an Employee has been in the continuous employ of the Company and/or a Subsidiary and/or an Affiliate.

2.8    “Designated Subsidiary” means a Subsidiary which shall have been designated by the Chief Executive Officer or Senior Vice President, Human Resources of the Company to participate in the Plan; provided, that any such designation may be revoked in like manner at any time.

2.9    “Eligible Employees” means only those persons who on an Offering Date: (i) are Employees of the Company or a Designated Subsidiary, and (ii) are not deemed for purposes of Section 423(b)(3) of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary or the parent of the Company, if any.

2.10    “Employees” means all persons employed by the Company or a Subsidiary, excluding those persons whose customary employment is 20 hours or less per week and/or whose customary employment is for five months or less in any calendar year. “Employee” does not include leased employees within the meaning of Section 414(n) of the Code, and does not include “payroll service or agency employees” as defined in the following sentence. “Payroll service or agency employee” means an individual (i) for whom the direct pay or compensation with respect to the performance of services for the Company or any Subsidiary or Affiliate is paid by any outside entity, including but not limited to a payroll service or temporary employment agency rather than by the NCR internal corporate payroll system, or (ii) who is paid directly by the Company or any Subsidiary or Affiliate, but not through an internal corporate payroll system (e.g., through purchase order accounts). The determination whether an individual is a “payroll service or agency employee” shall be made solely according to the method of paying the individual for services, without regard to whether the individual is considered a common law employee of the Company for any other purpose, and such determination will be within the discretionary authority of the plan administrator.

2.11    “Exercise Date” means the last business day of each month.

2.12    “Investment Account” has the meaning set forth in Section 12.

2.13    “NCR Common Stock” means shares of common stock, par value $0.01, of NCR.

2.14    “Offering” means the offering of shares of NCR Common Stock to Eligible Employees pursuant to the Plan that occurs on each Offering Date.

2.15    “Offering Date” means the first business day of each month.

2.16    “Participant” means an Eligible Employee who elects to participate in the Plan.

2.17    “Payroll Department” means the department of the Company or a Subsidiary from which a Participant’s Compensation is disbursed.

2.18    “Plan” means this NCR Employee Stock Purchase Plan.

2.19    “Plan Year” means calendar years through December 31, 2016.

2.20    “Purchase Period” means the period from an Offering Date to the next succeeding Exercise Date.

2.21    “Recordkeeper” means the third party administrator that maintains records for the Plan.

2.22    “Subsidiary” means any corporation in which the Company, directly or indirectly, owns stock possessing 50% or more of the total combined voting power of all classes of stock.

3.    Shares

The aggregate number of shares of NCR Common Stock which may be purchased under the Plan shall not exceed a total of four million (4,000,000), of which 1,900,000 shares are newly authorized in connection with the Plan and the remainder are shares previously authorized under the Company’s prior employee stock purchase plan. Notwithstanding the foregoing, the aggregate number of shares is subject to adjustment in accordance with Section 20 hereof. Shares issued under the Plan will consist of authorized and unissued shares.

4.    Offering

Each Eligible Employee on an Offering Date shall be entitled to purchase, in the manner and on the terms herein provided, shares of NCR Common Stock at the Purchase Price set forth in Section 8 hereof with amounts withheld pursuant to Section 6 hereof during the Purchase Period commencing on such Offering Date.

Anything herein to the contrary notwithstanding, if any person entitled to purchase shares pursuant to any Offering hereunder would be deemed, for the purposes of Section 423(b)(3) of the Code, to own stock (including any number of shares which such person would be entitled to purchase hereunder and under any other similar plan or stock option plan of the Company, the parent of the Company or any Subsidiary) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, the parent of the Company or a Subsidiary, the maximum number of shares which such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number which, when added to the number of shares of stock of the Company, the parent of the Company or a Subsidiary which such person is so deemed to own (excluding any number of shares which such person would be entitled to purchase hereunder), is one less than such 5% and any balance remaining in such person’s account to purchase shares of NCR Common Stock under this Plan (“Stock Purchase Account”) shall be refunded.

5.    Entry Into the Plan; Stock Purchase Agreements

Any Eligible Employee may become a Participant in the Plan by filing a stock purchase agreement prior to the 15th day of the month immediately preceding March 1 or September 1 in each Plan Year (a “Stock Purchase Agreement”). Once an Eligible Employee has filed a Stock Purchase Agreement and become a Participant in the Plan, he shall remain a Participant until he withdraws from the Plan in accordance with Section 13 hereof, and he shall not be required to file a Stock Purchase Agreement for any succeeding Offering or Plan Year until he withdraws from the Plan.

A Participant may change his level of payroll deduction prior to the 15th of the month immediately preceding March 1 or September 1 in any Plan Year.

6.    Payment for Shares; Payroll Deductions

Payment for shares of NCR Common Stock purchased hereunder shall be made by authorized payroll deductions from a Participant’s Compensation pursuant to this Section.

In his Stock Purchase Agreement, a Participant shall authorize a deduction from each payment of Compensation during a Purchase Period of an amount equal to any full percentage of such payment; provided, however, that the minimum deduction shall be 1% and the maximum deduction shall be 10% of any payment of Compensation.

A Participant on an unpaid leave of absence will remain a Participant in the Plan but no amounts will be credited to the Participant’s Stock Purchase Account during the time the Participant receives no Compensation.

7.    Payroll Deductions

Amounts deducted from a Participant’s Compensation pursuant to Section 6 hereof shall be recorded by the Company and applied to the purchase of NCR Common Stock hereunder. No interest shall accrue or be payable to any Participant with respect to any deducted amounts.

8.    Purchase Price

The Purchase Price per share of the shares of NCR Common Stock sold to Participants hereunder for any Offering shall be 95% of the average of the reported highest and lowest sale prices of shares of NCR Common Stock on the New York Stock Exchange on the applicable Exercise Date. Should no sale of NCR Common Stock occur on any Exercise Date, then the Purchase Price shall be determined on the basis of the sales of NCR Common Stock on the first day prior thereto on which such sales were made. Anything herein to the contrary notwithstanding, the Purchase Price per share shall not be less than the par value of a share of NCR Common Stock.

9.    Purchase of Shares; Limitation on Right to Purchase

As of each Exercise Date, each Participant shall be offered the right to purchase, and shall be deemed, without any further action, to have purchased, at the Purchase Price in United States dollars, the number of full shares of NCR Common Stock which can be purchased with the amount credited to such Participant’s Stock Purchase Account. All such shares shall be maintained in Investment Accounts for the Participants. All dividends paid with respect to such shares shall be credited to the Participants’ Investment Accounts, and will be automatically reinvested in shares of NCR Common Stock, unless the Participant elects not to have such dividends reinvested. Any remaining balance in a Participant’s Stock Purchase Account not used to purchase full shares of NCR Common Stock shall be applied to purchase shares of NCR Common Stock on the next Exercise Date or, in the event that there is no next Exercise Date, shall be refunded to the Participant.

At the time a Participant’s payroll deduction amounts are used to purchase the NCR Common Stock, he or she will have all of the rights and privileges of a stockholder of NCR with respect to the shares purchased under the Plan.

Anything herein to the contrary notwithstanding, (i) a Participant may not purchase more than 50,000 shares of NCR Common Stock in any Offering hereunder and (ii) if at any time when any person is entitled to complete the purchase of any shares pursuant to the Plan, taking into account such person’s rights, if any, to purchase stock under all other employee stock purchase plans of the Company, its parent and of any Subsidiaries, the result would be that during the then current calendar year such person would have first become entitled to purchase under the Plan and all such other plans a number of shares of stock which would exceed the maximum number of shares permitted by the provisions of Section 423(b)(8) of the Code, then the number of shares which such person shall be entitled to purchase pursuant to the Plan shall be reduced by the number which is one more than the number of shares which represents the excess, and any remaining balance of the Participant’s payroll deductions shall be refunded.

10.    Expiration of Offering

As of each Exercise Date the amount of payroll deductions for each Participant in the applicable Offering shall be applied to purchase shares of NCR Common Stock at the Purchase Price.

11.    Issuance of Shares

The shares of NCR Common Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and sold at the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a stockholder shall exist with respect to such shares.

As soon as practicable after such Exercise Date, the Company shall cause a book entry to be registered in the street name of the Recordkeeper on behalf of the Participants, for the number of shares of NCR Common Stock purchased by the Participants on such Exercise Date, as designated in the Participant’s Stock Purchase Agreement. Such designation may be changed at any time by filing notice thereof. The Senior Vice President, Human Resources shall have sole discretion to adopt rules governing the registration of shares purchased hereunder, and may restrict the types of designations permitted under a Participant’s Stock Purchase Agreement.

l2.    Investment Accounts Maintained by Recordkeeper

The Recordkeeper shall maintain an Investment Account for each Participant with a record of the shares purchased by the Participant. The Participant may at any time direct the Recordkeeper to (i) sell some or all of the shares credited to his Investment Account and deliver the cash in U.S. currency to the Participant, subject to any applicable delivery or transfer charge or (ii) provide the Participant a notice of issuance of uncertificated shares reflecting some or all of the whole shares credited to his Investment Account.

13.    Withdrawal

A Participant may withdraw from the Plan at any time by filing notice of withdrawal. Upon a Participant’s withdrawal, the amount credited to his Stock Purchase Account shall go toward the purchase of NCR Common Stock on the next Exercise Date. Any Participant who withdraws from the Plan may again become a Participant hereunder in accordance with Section 5 hereof.

14.    Termination of Continuous Service

If a Participant’s Continuous Service terminates for any reason during a Purchase Period, the amount credited to his Stock Purchase Account as of the termination date shall be used to purchase shares of NCR Common Stock pursuant to Section 9 hereof as of the next succeeding Exercise Date. The Participant may elect within 60 days of the date of his termination of employment to liquidate his Investment Account by either of the methods described in Section 12 or some combination of both. If the Recordkeeper receives no directions from the Participant within 60 days after his termination date, the Recordkeeper may deem that the Participant elected to retain ownership of the stock in the Participant’s own name and receive appropriate evidence of such ownership, and the Recordkeeper may proceed accordingly.

If a Participant transfers to part-time status during a Purchase Period, his payroll deductions for the Plan shall terminate as of the date of such transfer and the amount credited to his Stock Purchase Account as of the effective date of any such occurrence shall remain in the Stock Purchase Account until the Exercise Date. The Recordkeeper shall continue to maintain the Participant’s Investment Account.

15.    Death

If a Participant dies during a Purchase Period, the amount credited to his Stock Purchase Account as of the date of death shall be applied to the purchase of NCR Common Stock on the Exercise Date.

The Recordkeeper shall transfer the Participant’s Investment Account to the executor or administrator of the Participant’s estate. If no executor or administrator is appointed (to the knowledge of the Company), the Company in its discretion may direct the Recordkeeper to transfer the Investment Account to the Participant’s spouse or to any one or more dependents of the Participant.

16.    Procedure if Insufficient Shares Available

In the event that on any Exercise Date the aggregate funds available for the purchase of shares of NCR Common Stock pursuant to Section 9 hereof would purchase a number of shares in excess of the number of shares then available for purchase under the Plan, the Senior Vice President, Human Resources shall proportionately reduce the number of shares which would otherwise be purchased by each Participant on such Exercise Date in order to eliminate such excess, the Plan shall automatically terminate immediately after such Exercise Date and any remaining balance credited to the Stock Purchase Account of each Participant shall be refunded to each such Participant.

l7.    Rights not Transferable

Rights to purchase shares under the Plan are exercisable only by the Participant during his lifetime and are not transferable by him other than by will or the laws of descent and distribution. If a Participant attempts to transfer his rights to purchase shares under the Plan other than by will, he shall be deemed to have requested withdrawal from the Plan and the provisions of Section 13 hereof shall apply with respect to such Participant.

18.    Administration of the Plan

Subject to the general control of, and superseding action by, the Board of Directors, the Senior Vice President, Human Resources shall have full power to administer the Plan. He or she shall adopt rules not inconsistent with the provisions of the Plan for its administration. He or she shall adopt the form of Stock Purchase Agreement, all notices required hereunder, and any on the registration of certificates for shares purchased hereunder. His or her interpretation and construction of the Plan and Rules shall, subject as aforesaid, be final and conclusive.

19.    Amendment of the Plan

The Board of Directors may at any time, or from time to time, alter or amend the Plan in any respect, except that, without approval of the stockholders of NCR, no amendment may (i) increase the number of shares reserved for purchase under the Plan other than as provided in Section 20 hereof or (ii) reduce the Purchase Price per share as defined in Section 8 hereof.

20.    Recapitalization; Effect of Certain Transactions

The aggregate number of shares of NCR Common Stock reserved for purchase under the Plan as provided in Section 3 hereof, the maximum number of shares which a Participant may purchase in any Offering as provided in Section 9 hereof, and the calculation of the Purchase Price per share as provided in Section 8 hereof shall be appropriately adjusted to reflect a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, extraordinary cash dividend or other increase or decrease in the number of issued shares of NCR Common Stock, effected without receipt of consideration by the Company. If NCR shall merge or consolidate, whether or not NCR is the surviving or resulting corporation in such merger or consolidation, any Offering hereunder shall pertain to and apply to shares of stock of NCR or any shares issued in connection with such merger or consolidation in exchange for shares of stock of NCR, unless prior to such merger or consolidation, the Board of Directors of the Company shall, in its discretion, terminate the Plan and/or any Offering hereunder. Notwithstanding the foregoing, a dissolution or liquidation of NCR shall cause the Plan and any Offering hereunder to terminate and the entire amount credited to the Stock Purchase Account of each Participant thereunder shall be paid to each such Participant.

21.    Expiration and Termination of the Plan

The Plan shall continue in effect through December 31, 2016 unless terminated prior thereto pursuant to Section 16 or 20 hereof, or pursuant to the next succeeding sentence. The Board of Directors shall have the right to terminate the Plan or any Offering hereunder at any time. In the event of the expiration of the Plan or its termination or the termination of any Offering pursuant to the immediately preceding sentence, the entire amount credited to the Stock Purchase Account of each Participant hereunder shall be refunded to each such Participant.

22.    Treatment of Fractional Shares

For any amounts of payroll deductions that are insufficient to purchase a whole share, the Recordkeeper may determine whether its standard practice will be to credit the Participants’ Investment Accounts with fractional shares or with the insufficient cash amount that will be carried over and applied to the next Purchase Period. If the Investment Accounts are credited with fractional shares, such fractional shares shall be cashed out when a Participant closes his or her Investment Account.

23.    Notice

Any notice which a Participant files pursuant to the Plan shall be in the appropriate form and shall be delivered by hand or mailed, postage prepaid, to such Participant’s Payroll Department.

24.    Repurchase of Stock

The Company shall not be required to repurchase from any Participant shares of NCR Common Stock which such Participant acquires under the Plan.

25.    Use of Funds

All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

26.    Alternate Contribution Methods

Anything herein to the contrary notwithstanding, in the event authorized payroll deductions form a Participant’s Compensation are not permitted by reason of the provisions of local law applicable to the Company or a Designated Subsidiary, or are not practicable in the opinion of the Senior Vice President, Human Resources, the appropriate alternative method pursuant to which affected Participants may make payment for shares of NCR

Common Stock purchased hereunder which would otherwise have been made pursuant to Section 6 hereof shall be designated by the Senior Vice President, Human Resources. Payments made hereunder shall be deemed to have been made pursuant to Section 6 hereof.

27.    Fees

The Recordkeeper may charge Participants reasonable transaction fees, as agreed by the Company.

IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed on this      day of                     , 2006.

FOR NCR CORPORATION

By:

Name:

Title:

Detach Here

2006 ANNUAL STOCKHOLDERS’ MEETING

RESERVATION REQUEST FORM

If you plan to attend the 2006 Annual Stockholders’ Meeting of NCR Corporation, please complete the following information and return to Jonathan S. Hoak, Senior Vice President, General Counsel and Secretary, NCR Corporation, 1700 South Patterson Blvd., Dayton, Ohio 45479.

Your name and address:

Number of shares of NCR common stock you hold:

If the shares listed above are not registered in your name, identify the name of the registered stockholder below and include evidence that you beneficially own the shares.

Registered stockholder:
(name of your bank, broker, or other nominee)

THIS IS NOT A PROXY CARD

1700 S. PATTERSON BOULEVARD DAYTON, OH 45479

Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:00 P.M. Eastern Time on April 25, 2006. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:00 P.M. Eastern Time on April 25, 2006. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NCR Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by NCR in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	NCORP1 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NCR CORPORATION

NCR’S BOARD OF DIRECTORS RECOMMENDS A

VOTE “FOR” PROPOSALS 1, 2, 3, 4 and 5.

1.	Election of Directors.				For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
Class A Nominees:
	01) William R. Nuti				☐	☐	☐
02) James M. Ringler

		For	Against	Abstain				For	Against	Abstain
2.	Approval of the appointment of independent registered public accounting firm for 2006.	☐	☐	☐	4.	Approval of the NCR Stock Incentive Plan.		☐	☐	☐

3.	Approval of the NCR Management Incentive Plan.	☐	☐	☐	5.	Approval of the NCR Employee Stock Purchase Plan.		☐	☐	☐

NOTE: If you attend the meeting and decide to vote by ballot, your ballot will supersede this proxy. If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in which you are signing.

For comments, please check this box and write them on the back where indicated				☐

		Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Annual Meeting of Stockholders

NCR’s Annual Meeting of Stockholders will be held at 9:00 a.m. on April 26, 2006 at NCR’s World Headquarters Auditorium, 1700 S. Patterson Boulevard, Dayton, Ohio 45479. Please see your proxy statement for instructions should you wish to attend the meeting.

Δ     FOLD AND DETACH HERE     Δ

NCR CORPORATION

Proxy/Voting Instruction Card

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR NCR’S ANNUAL MEETING OF STOCKHOLDERS ON APRIL 26, 2006

The undersigned stockholder of NCR Corporation, a Maryland corporation (“NCR” or the “Company”), hereby appoints William Nuti, Jon Hoak and Peter Bocian, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of common stock of NCR that the undersigned is entitled to vote at NCR’s Annual Meeting of Stockholders to be held in Dayton, Ohio, on April 26, 2006, and at any postponement or adjournment thereof, upon any matter that may properly come before the meeting, or any postponement or adjournment thereof, including the matters described in the accompanying proxy statement. This proxy also provides voting instructions to the trustee of the NCR Savings Plan and to the trustees and administrators of other plans, with regard to shares of NCR common stock the undersigned may hold under such plans for which the undersigned is entitled to vote at said meeting to the extent permitted by such plans and their trustees and administrators.

THE PROXIES OR THE TRUSTEES AND ADMINISTRATORS OF THE PLANS, AS THE CASE MAY BE, WILL VOTE THE SHARES IN ACCORDANCE WITH THE DIRECTIONS ON THIS CARD. IF YOU DO NOT INDICATE YOUR CHOICES ON THIS CARD, THE PROXIES WILL VOTE THE SHARES IN ACCORDANCE WITH THE DIRECTORS’ RECOMMENDATIONS. IF YOU ARE AN NCR SAVINGS PLAN PARTICIPANT OR OTHER PLAN PARTICIPANT ENTITLED TO VOTE AT THE 2006 ANNUAL MEETING OF STOCKHOLDERS AND DO NOT INDICATE YOUR CHOICES ON THIS CARD, THOSE SHARES WILL BE VOTED BY THE TRUSTEES OF SUCH PLANS.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side.)